UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

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Psivida Limited

(Name of Registrant as Specified in Its Charter)

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PSIVIDA LIMITED

ABN 78 009 232 026

NOTICE OF ANNUAL GENERAL MEETING,

EXPLANATORY MEMORANDUM

AND PROXY FORM

Date of Meeting:

Tuesday, November 27, 2007

Time of Meeting:

11:30 a.m. (Australian Eastern Daylight Time)

Place of Meeting:

Novotel Melbourne on Collins

270 Collins Street

Melbourne, Victoria, Australia

NOTICE OF ANNUAL GENERAL MEETING

Notice is hereby given that the Annual General Meeting of the members of pSivida Limited (pSivida or Company) will be held at Novotel Melbourne on Collins, 270 Collins Street, Melbourne, Victoria, Australia on Tuesday, November 27, 2007 at 11:30 a.m. (Australian Eastern Daylight Time).

In accordance with Regulation 7.11.37 of the Corporations Act 2001, the directors have determined that, for the purpose of voting at the meeting, members are those persons who are the registered holders of ordinary shares at 11:30 a.m. (Australian Eastern Daylight Time) on Sunday, November 25, 2007.

BUSINESS

1. Annual Accounts and Reports

To receive and consider the annual financial report of the Company, the Directors’ Report and the Auditor’s Report for the financial year ended June 30, 2007.

2. Resolution 1—Re-election of Dr. David Mazzo as Director

To consider, and, if thought fit, to pass the following resolution as an ordinary resolution:

“To re-elect Dr. David Mazzo as a director of the Company, who retires by rotation in accordance with rule 3.6 of the Company’s constitution and, being eligible, offers himself for re-election.”

3. Resolution 2—Re-election of Dr. Katherine Woodthorpe as Director

To consider, and, if thought fit, to pass the following resolution as an ordinary resolution:

“To re-elect Dr. Katherine Woodthorpe as a director of the Company, who automatically retires in accordance with rule 3.3 of the Company’s constitution and, being eligible, offers herself for re-election.”

4. Resolution 3—Approval of Grant of Options under the Company’s Employee Share Option Plan

To consider, and, if thought fit, to pass the following resolution as an ordinary resolution:

“That approval is given for the purposes of Exception 9(b) of Rule 7.2 of the Listing Rules of ASX Limited and for all other purposes to the grant of options (and the issue of shares on exercise of those options) under the pSivida Limited Employee Share Option Plan for a period of 3 years commencing on the date of this meeting.”

Voting Exclusion

As required under ASX Listing Rule 14.11, the Company will disregard any votes cast on Resolution 3 by the directors of the Company and their associates. However, the Company will not disregard a vote if:

•	it is cast by the person as proxy for a person who is entitled to vote, in accordance with directions on the proxy form; or

•	it is cast by the person chairing the meeting as proxy for a person who is entitled to vote, in accordance with the directions on the proxy form to vote as the proxy decides.

(i)

5. Resolution 4—Approval of Grant of Options to Directors

To consider and, if thought fit, to pass the following resolution as an ordinary resolution:

“That for the purposes of Listing Rule 10.14 of the Listing Rules of Australian Stock Exchange Limited, and for all other purposes, approval is given for the issuance of 2,450,000 employee options to the directors named below, or to their respective nominees, on the terms and conditions set out in the Explanatory Memorandum accompanying this Notice, as follows:

Director	Number of Options
Dr. David Mazzo	750,000
Mr. Michael Rogers	750,000
Dr. Paul Ashton	750,000
Dr. Katherine Woodthorpe	200,000

Voting Exclusion

As required under ASX Listing Rule 14.11, the Company will disregard any votes cast on Resolution 4 by the directors of the Company and their associates. However, the Company will not disregard a vote if:

•	it is cast by the person as proxy for a person who is entitled to vote, in accordance with directions on the proxy form; or

•	it is cast by the person chairing the meeting as proxy for a person who is entitled to vote, in accordance with the directions on the proxy form to vote as the proxy decides.

6. Resolution 5—Remuneration Report

To consider and, if thought fit, to pass the following resolution as an ordinary resolution:

“That, pursuant to and in accordance with section 250R(2) of the Corporations Act 2001 (Cth), the Remuneration Report for the financial year ended June 30, 2007, as contained within the Directors’ Report, be adopted.”

The Remuneration Report is set out in the 2007 Annual Report. Please note that the vote on this resolution is advisory only and does not bind the Directors or the Company.

7. Other Business

To consider any other business brought forward in accordance with the Company’s constitution or the law.

By order of the Board

Lori Freedman

Company Secretary

October 26, 2007

NOTE:

The accompanying Explanatory Memorandum forms part of this Notice of Annual General Meeting and should be read in conjunction with it. Terms defined in the Explanatory Memorandum have the same meaning where used in this Notice of Annual General Meeting.

(ii)

EXPLANATORY MEMORANDUM

1. Introduction

This Explanatory Memorandum forms part of the Notice of Annual General Meeting of pSivida Limited and has been prepared to provide the members of the Company with information in connection with the Annual General Meeting of the Company to be held at Novotel Melbourne on Collins, 270 Collins Street, Melbourne, Victoria, Australia at 11:30 a.m. (Australian Eastern Daylight Time) on November 27, 2007 (the Annual General Meeting). The principal executive offices of the Company are located at Level 12, BGC Centre, 28 The Esplanade, Perth Western Australia 6000, Australia.

Record Date and Share Ownership. Registered holders of ordinary shares at 11:30 a.m. (Australian Eastern Daylight Time) on November 25, 2007 will be entitled to vote at the Annual General Meeting and at any postponements or adjournments of the Annual General Meeting. Holders of American Depositary Shares (ADSs) will also be entitled to vote the American Depositary Receipts representing such ADSs and the number of ordinary shares underlying their respective ADS in accordance with the terms of the deposit agreement pertaining to the ADSs. NASDAQ Marketplace Rule 4350(f) states that the quorum for any shareholders meeting must be at least 33 and 1/3% of outstanding shares of a company’s common voting stock. The Company previously relied on an exemption from Rule 4350(f) while a foreign private issuer. As of July 13, 2007, the Company is no longer a foreign private issuer. As of September 28, 2007, the Company had outstanding 730,518,775 ordinary shares and 466,133,261 options exercisable for, and warrants convertible into, ordinary shares.

We made copies of this proxy statement available to members on October 29, 2007.

Deadline for Submitting Member Proposals. The deadline for submitting member proposals for inclusion in the Company’s proxy statement and form of proxy for next year’s annual general meeting is June 21, 2008. Notice of a member proposal will be considered untimely if submitted to the Company after September 4, 2008.

Purpose of Explanatory Memorandum. This Explanatory Memorandum is a solicitation by the Board of Directors of the Company (the Board), the cost of which is being borne by the Company. The purpose of this Explanatory Memorandum is to provide members with information that the Board believes to be material to members in deciding whether or not to approve the resolutions. At the Annual General Meeting, members will be asked to consider resolutions approving:

1. re-election of Dr. David Mazzo as director;

2. re-election of Dr. Katherine Woodthorpe as director;

3. approval of the grant of options under the Company’s Employee Share Option Plan;

4. approval of the issuance of certain options to directors; and

5. adoption of Remuneration Report.

Each of the resolutions is an ordinary resolution requiring it to be passed by a simple majority of votes cast by members entitled to vote on the resolution. Further information regarding each of these resolutions is set out below.

This Explanatory Memorandum is an important document, and should be read in its entirety by all members.

2. Resolution 1—Re-election of Dr. David Mazzo as Director

Resolution 1 seeks approval of the re-election of Dr. David Mazzo as a director of the Company with effect from the end of the Annual General Meeting.

The Board appointed Dr. David Mazzo as a director of the Company on July 25, 2005.

Under rule 3.6 of the Company’s constitution, at each annual general meeting one-third (or, if that is not a whole number, the whole number nearest to one-third) of the Company’s directors (excluding Dr. Paul Ashton, Managing Director) must retire from office and seek re-election.

Brief biographical information in relation to Dr. David Mazzo is available in the Company’s annual report for the financial year ending June 30, 2007 and in Item 15 below.

The Board (excluding Dr. David Mazzo) recommends that members vote in favour of Resolution 1.

3. Resolution 2—Re-election of Dr. Katherine Woodthorpe as Director

Resolution 2 seeks approval of the re-election of Dr. Katherine Woodthorpe as a director of the Company with effect from the end of the Annual General Meeting.

The Board appointed Dr. Katherine Woodthorpe as a director of the Company on August 3, 2007.

Under rule 3.3 of the Company’s constitution, the Board may appoint a person to be a director of the Company at any time except during a general meeting. Any director so appointed automatically retires at the next annual general meeting and is eligible for re-election at that meeting.

Brief biographical information in relation to Dr. Katherine Woodthorpe is available in the Company’s annual report for the financial year ending June 30, 2007 and in Item 15 below.

The Board (excluding Dr. Katherine Woodthorpe) recommends that members vote in favour of Resolution 2.

4. Resolution 3—Approval of Grant of Options under the Company’s Employee Share Option Plan

Background

Resolution 3 seeks to refresh shareholder approval to the existing Employee Share Option Plan (ESOP), which was last approved in 2004, and, therefore, to the future issue of options under the ESOP.

The ESOP was approved by shareholders at the Company’s Annual General Meeting on November 1, 2001, and such approval was refreshed at the Company’s Annual General Meeting on November 17, 2004. As a result of the approval (which was sought for the purposes of Listing Rule 7.2, Exception 9), grants of options (and issues of shares on exercise of those options) under the ESOP since the date of the 2004 Annual General Meeting has not been required to be counted in calculating the Company’s 15% limit under Listing Rule 7.1.

Listing Rule 7.1 prohibits (subject to specified exceptions) a listed company from issuing or agreeing to issue equity securities equal to more than 15% of its ordinary capital in any 12 month period without the approval of holders of ordinary shares (the 15% Limit).

Listing Rule 7.2 Exception 9(b) permits securities issued under an employee incentive scheme to be excluded from calculations of the 15% limit where the issue of securities under the scheme is approved by shareholders within 3 years before their date of issue.

The effect of the approval sought by Resolution 3 will be that options granted (and shares issued on exercise of those options) under the ESOP during the 3 years after the date of the Annual General Meeting will not be counted as reducing the number of securities which the Company can issue without shareholder approval under the 15% Limit. The passing of Resolution 3 by shareholders at this Annual General Meeting will effectively refresh the approval for the issue of options under the ESOP that was made by shareholders in 2004.

Further, the rules of the NASDAQ Global Market require the approval by shareholders of stock option plans or other equity incentive plans for directors and employees.

Specific Information Required by Listing Rule 7.2. Exception 9(b)

Listing Rule 7.2 Exception 9(b) sets out a number of details which must be included in a notice of meeting requesting shareholder approval for that purpose. The following information is provided in relation to Resolution 3:

(a) a summary of the terms of the ESOP is set out in Annexure A to this Explanatory Memorandum; and

(b) as at the date of the Notice of Meeting, 7,817,000 options have been issued under the ESOP since the last shareholder approval (November 17, 2004), as set out in the table below:

Date	Number of Options Issued under the ESOP	Exercise Price		Expiry Date
April 22, 2005	3,317,000	A$	0.800	March 31, 2010
April 22, 2005	200,000	A$	1.020	April 22, 2010
November 15, 2005	900,000	A$	0.800	March 31, 2010
November 16, 2005	400,000	A$	0.920	September 30, 2010
December 30, 2005	1,850,000	A$	0.920	September 30 2010
October 18, 2006	1,150,000	A$	0.325	September 30, 2011

TOTAL	7,817,000

Of the total options identified above having been issued under the ESOP, as at the date of the Notice of Meeting, no options have been exercised and 2,028,500 options (issued on April 22, 2005 and due to expire on March 31, 2010) were forfeited.

The Board recommends that members vote in favour of Resolution 3.

5. Resolution 4—Approval of Grant of Options to Directors

Listing Rule 10.14 requires an entity to obtain the approval of shareholders for a director or associate of a director of the Company to acquire securities under an employee incentive scheme. Resolution 4 seeks shareholder approval for the approval of the issuance of a total of 2,450,000 employee options to the following directors or their nominees under the Company’s ESOP:

Director	Number of Options
Dr. David Mazzo	750,000
Mr. Michael Rogers	750,000
Dr. Paul Ashton	750,000
Dr. Katherine Woodthorpe	200,000

The options are being issued to Dr. Woodthorpe in her capacity as a new director and to assist the Company to attract, retain and incent a new director of the caliber of Dr. Woodthorpe. The options are being issued to Dr. Ashton, Dr. Mazzo and Mr. Rogers in part to compensate them for their past performance in fiscal year 2007, in particular with respect to the critical role these directors played in connection with the financial restructuring of the Company, and in part to assist the Company to retain these directors and to provide them with additional incentive to advance the interests of pSivida. Whilst it is acknowledged that the granting of options to non-executive directors may not be appropriate for all companies, the Board considers the grant to be reasonable in the circumstances given the Company’s size and stage of development and the necessity of attracting high caliber professionals to the role, while maintaining the Company’s cash reserves.

The options will be issued for no consideration, with an exercise price of, A$0.1375, 110% of the price on ASX of an ordinary share in the Company at close of trading on October 18, 2007, the date the resolution was passed by the Board.

Specific Information Required by Listing Rule 10.15

•	Relationship which requires approval to be obtained

Approval must be obtained because the persons eligible for the securities are the directors of the Company.

•	Maximum number of securities that may be acquired, including formula (if any)

The maximum number of securities that may be acquired by the directors is 2,450,000.

•	The price (including a statement whether the price will be, or be based on, the market price), or the formula for calculating the price, for each security to be acquired under the scheme

The options will be issued for no consideration, with an exercise price of A$0.1375, 110% of the price on ASX of an ordinary share in the Company at close of trading on October 18, 2007, the date on which the resolution recommending the option grants was passed by the Board.

•	The names of all persons referred to in Listing Rule 10.14 who received securities under the scheme since the last approval, the number of the securities received, and price for each security

Director or Associate of Director	Number of Options Issued under the ESOP	Exercise Price
Gavin Rezos	600,000	A$0.80
Roger Brimblecombe	300,000	A$0.80
David Mazzo	200,000	A$0.92
Michael Rogers	200,000	A$0.92
Gavin Rezos	600,000	A$0.92
Paul Ashton	500,000	A$0.92
Roger Brimblecombe	75,000	A$0.92

•	Names of all persons referred to in Listing Rule 10.14 entitled to participate in the scheme

•	Dr. David Mazzo

•	Dr. Paul Ashton

•	Mr. Michael Rogers

•	Dr. Katherine Woodthorpe

•	The terms of any loan in relation to the acquisition

No loans will be made in relation to the acquisition.

•	Date of issue of securities

The Board confirms that the options to be issued to the directors will be issued on one occasion within 12 months from the date of the Annual General Meeting

Due to the interests of the directors in the outcome of Resolution 4, the Board does not make any recommendation with regards to Resolution 4.

6. Resolution 5—Remuneration Report

Pursuant to section 250R(2) of the Corporations Act 2001, a resolution adopting the Remuneration Report contained within the Directors’ Report must be put to a vote of shareholders. Shareholders are advised that pursuant to section 250R(3) of the Corporations Act, this resolution is advisory only and does not bind the directors of the Company.

The Remuneration Report is set out within the Directors’ Report of the Company’s 2007 Annual Report. The Remuneration Report:

•	explains the Board’s policy for determining the nature and amount of remuneration of directors and senior executives of the Company;

•	sets out remuneration details for each director, the most highly remunerated Company executive and the five most highly remunerated group executives of pSivida Limited;

•	details and explains any performance conditions applicable to the remuneration of executive directors of the Company; and

•	provides an explanation of share-based compensation payments for each director and senior executive of the Company.

A reasonable opportunity will be provided for discussion of the Remuneration Report at the Meeting.

The Board considers that the remuneration policies adopted by the Company are appropriately structured to provide rewards that are commensurate with the performance of the Company and the individual. On this basis, the Board recommends that members vote in favour of this advisory Resolution 5.

7. Board Recommendations

Subject to the qualifications below, the Board recommends that members vote in favour of each of the resolutions at the Annual General Meeting.

Due to his interest in Resolution 1, Dr. David Mazzo makes no recommendation in relation to that Resolution. Dr. David Mazzo has a direct interest in Resolution 1, as the passage of Resolution 1 would result in his receiving the compensation and authority that accompanies a directorship with the Company.

Due to her interest in Resolution 2, Dr. Katherine Woodthorpe makes no recommendation in relation to that Resolution. Dr. Katherine Woodthorpe has a direct interest in Resolution 2, as the passage of Resolution 2 would result in her receiving the compensation and authority that accompanies a directorship with the Company.

Due to their interest in Resolution 4, the directors make no recommendation with regards to that Resolution. Each of Dr. David Mazzo, Dr. Paul Ashton, Mr. Michael Rogers and Dr. Katherine Woodthorpe has a direct interest in Resolution 4, as the passage of Resolution 4 would result in issuing them, collectively, a total of 2,450,000 employee options with an exercise price of A$0.1375, 110% of the price on ASX of an ordinary share in the Company at close of trading on October 18, 2007.

8. Undirected Proxies

The Chairman of the Meeting intends to use any undirected proxies held by him to vote in favour of each of the resolutions at the meeting.

9. Definitions

$ means U.S. dollars.

15% Limit means the prohibition in the Listing Rules of ASX Limited against a listed company issuing or agreeing to issue equity securities equal to more than 15% of its ordinary capital in any 12 month period without the prior approval of holders of ordinary shares.

A$ means Australian dollars.

ADSs means American Depositary Shares.

Annual General Meeting or Meeting means the meeting of the Company which is the subject of the Notice of Meeting and this Explanatory Memorandum.

ASX means the ASX Limited.

Board means the Board of Directors of the Company.

CDS means Control Delivery Systems, Inc.

Company or pSivida means pSivida Limited, ABN 78 009 232 026.

ESOP means the pSivida Employee Share Option Plan.

SEC means the United States Securities and Exchange Commission.

10. Voting and Revocation of Proxy

If you complete and submit your proxy card, and you do not subsequently revoke your vote, then the person(s) whom you have named as proxy will vote your shares in accordance with your instructions. If you sign and submit your proxy card but do not fill out the voting instructions on the proxy card, then the person(s) whom you have named as proxy will vote your shares in accordance with their best judgment. If other matters are properly presented for voting at the Annual General Meeting, then the person(s) whom you have named as your proxy will not be able to vote on those matters. The Company has not received notice of other matters that may be properly presented for voting at the Annual General Meeting.

If you hold one ordinary share, then you may appoint one proxy to attend and act for you at the Annual General Meeting. If you hold two or more ordinary shares, then you may appoint no more than two proxies to attend and act for you at the Annual General Meeting. If you appoint two proxies without specifying the proportion or number of votes that each proxy may exercise, then each proxy may exercise half of your votes. You must return your proxy form to the Company no later than 11:30 a.m. (Australian Eastern Daylight Time) on November 25, 2007 in order for your appointment of a proxy to be effective for the Annual General Meeting.

You may revoke your proxy at any time prior to the voting of the proxy by a written revocation received by Company Secretary Aaron Finlay at the principal executive offices of the Company by properly executing and delivering a later-dated proxy, or by attending the meeting, requesting a return of the proxy and voting in person.

You should note that votes at annual general meetings are taken by a show of hands unless a poll is demanded. When a vote is taken by a show of hands, each member entitled to vote who is present or who has one proxy present receives one vote, and each member entitled to vote who has two proxies present receives no votes. When a vote is taken by poll, each member who is present or who has one or more proxies present is entitled to one vote for each fully paid share held, and generally has a fraction of a vote for each partly paid share held (with the fraction of the vote equaling the proportion that the amount paid on the share bears to the total issue price of the share). In order for a vote to be taken by poll, a poll must be demanded by (a) the Chairman of the meeting, (b) at least five members entitled to vote on the relevant resolution or (c) members entitled to cast at least 5% of the votes on the relevant resolution either before or upon declaration of the result of a vote taken by show of hands.

11. Dissenters’ Rights of Appraisal

Under Australian law there are no dissenters rights of appraisal regarding these Resolutions.

12. Security Ownership of Certain Beneficial Owners and Management

The following tables set forth information regarding beneficial ownership of ordinary shares, including shares held by means of ADSs, as of August 31, 2007 by: (i) any person or entity who, to the Company’s knowledge, owns 5% or more of the ordinary shares and (ii) the Company’s executive officers and directors. Unless otherwise indicated, the address for each of the following members is c/o pSivida Limited, Level 12, BGC Centre, 28 The Esplanade, Perth Western Australia 6000, Australia, telephone +61 8 9226 5099, facsimile +61 8 9226 5499.

Beneficial ownership is determined in accordance with the rules of the SEC, and generally includes voting or investment power with respect to securities. Ordinary shares relating to options currently exercisable or exercisable within 60 days of August 31, 2007 are deemed outstanding for computing the percentage of the person holding such securities, but are not deemed outstanding for computing the percentage of any other person.

Except as indicated, and subject to community property laws where applicable, the persons named in the table below have sole voting and investment power with respect to all ordinary shares shown as beneficially owned by them.

5% Member	Number of Ordinary Shares Beneficially Owned		Percentage of Outstanding Ordinary Shares(1)
Pfizer, Inc. c/o K R O’Connell Pfizer Global R & D Headquarters 50 Pequot Avenue New London, CT 06320 USA	96,323,748	(2)	12.80

(1)	The percentage is based on 730,518,775 ordinary shares issued and outstanding as of August 31, 2007.

(2)	Held in the form of ADSs, each of which represents 10 ordinary shares. Includes options to purchase 2,184,000 ADSs (21,840,000 ordinary shares) with an exercise price of US$1.65 per ADS (US $0.165 per ordinary share) expiring in July 2012.

Directors and Executive Officers of Company	Number of Ordinary Shares Beneficially Owned	Number of Ordinary Shares Acquirable Within 60 Days	Total Beneficial Ownership	Percent of Ordinary Shares Beneficially Owned(1)
Dr. David Mazzo(2)	20,000	200,000	220,000	*
Mr. Michael Rogers(3)	—	200,000	200,000	*
Dr. Katherine Woodthorpe	—	—	—	*
Dr. Paul Ashton(4)(5)	17,203,680	1,130,700	18,334,380	2.45%
Mr. Aaron Finlay(6)	15,000	1,100,000	1,115,000	*
Ms. Lori Freedman(7)	2,592,320	202,083	2,794,403	*
Mr. Michael Soja(8)	2,760,460	202,083	2,962,543	*
Dr. Roger Brimblecombe(9)**	613,200	1,324,111	1,937,311	*
Mr. Gavin Rezos(10)(11)**	11,490,282	5,111,030	16,601,312	2.22%
Current directors and executive officers as a group (7 persons)	22,591,460	3,034,866	25,626,326	3.49%

*	Represents holdings of less than 1% of Company’s outstanding capital stock.

**	Represents closing balance at date of resignation.

(1)	The percent of ownership for each member on August 31, 2007 is calculated by dividing (a) the total number of shares beneficially owned by the member by (b) the sum of (i) 730,518,775 ordinary shares issued and outstanding as of August 31, 2007 and (ii) the total of ordinary shares related to stock options currently exercisable, or exercisable within 60 days of August 31, 2007, for that member.

(2)	All such options are held directly by Dr. Mazzo available to be exercised into an equal number of ordinary shares with an exercise price of A$0.92 per share expiring on September 30, 2010.

(3)	All such options are held directly by Mr. Rogers available to be exercised into an equal number of ordinary shares with an exercise price of A$0.92 per share expiring on September 30, 2010.

(4)	Of such shares, 16,532,410 are held directly by Dr. Ashton and 671,270 are held by Dr. Ashton Children’s Irrevocable Trust as to which Dr. Ashton disclaims beneficial ownership.

(5)	Of such options, 352,280 are held directly by Dr. Ashton and available to be exercised into an equal number of ordinary shares with an exercise price of $0.22709 per share expiring on August 25, 2009; 528,420 are held directly by Dr. Ashton available to be exercised into an equal number of ordinary shares with an exercise price of $0.17742 per share expiring on September 18, 2007, which options were not exercised and have now expired; and 250,000 are held directly by Dr. Ashton available to be exercised into an equal number of ordinary shares with an exercise price of A$0.92 per share expiring on September 30, 2010.

(6)	Of such options 700,000 are held by Mrs. Sophie Finlay as trustee for the Aylesford Trust available to be exercised into an equal number of ordinary shares with an exercise price of A$1.18 per share expiring on August 5, 2009; 200,000 are held by Mrs. Sophie Finlay as trustee for the Aylesford Trust available to be exercised into an equal number of ordinary shares with an exercise price of A$0.80 per share expiring on March 31, 2010; and 200,000 are held by Mrs. Sophie Finlay as trustee for the Aylesford Trust available to be exercised into an equal number of ordinary shares with an exercise price of A$0.92 per share expiring on September 30, 2010.

(7)	Of such options, 202,083 are held directly by Ms. Freedman available to be exercised into an equal number of ordinary shares with an exercise price of A$0.92 per share expiring on September 30, 2010.

(8)	Of such options, 202,083 are held directly by Mr. Soja available to be exercised into an equal number of ordinary shares with an exercise price of A$0.92 per share expiring on September 30, 2010.

(9)

Of such options, 400,000 are held directly by Dr. Brimblecombe available to be exercised into an equal number of ordinary shares with an exercise price of A$0.61 per share expiring on December 31, 2007; 549,111 are held directly by Dr. Brimblecombe available to be exercised into an equal number of ordinary shares with an exercise price of A$1.18 per share expiring in August 2009; 300,000 are held directly by Dr. Brimblecombe available to be exercised into an equal number of ordinary shares with an exercise price of A$0.80 per share expiring on March 31, 2010; and 75,000 are held directly by Dr. Brimblecombe available to be exercised into an equal number of ordinary shares with an exercise price of A$0.92 per share expiring on September 30, 2010. Mr. Brimblecombe retired as Acting Executive Chairman on January 24, 2007.

(10)	Of such shares, 2,018,630 are directly held by Mr. Rezos, 3,325,717 are held by Joanne Rezos, Mr. Rezos’ wife, 3,059,333 are held by Mr. and Mrs. Rezos as trustees for the Rezos family superannuation Fund, 2,510,607 are held by Aymon Pacific Pty Ltd as trustee for the Jerezos Discretionary Trust and 376,995 are held by Viaticus Capital Pty Ltd, a Australian corporation owned by Mr. Rezos. Mr. Rezos may be deemed to be the beneficial owner of the ordinary shares held directly by Aymon Pacific Pty Ltd as trustee for the Jerezos Discretionary Trust, Mr. and Mrs. Rezos as trustees for the Rezos Family Superannuation Fund, Mrs. Rezos and Viaticus Capital Pty Ltd. Mr. Rezos resigned as Managing Director of pSivida Limited on July 31, 2006.

(11)	Of such options, 2,771,030 are held directly by Mr. Rezos available to be exercised into an equal number of ordinary shares with an exercise price of A$1.18 per share expiring in August 2009; 1,200,000 are held by Aymon Pacific Pty Ltd as trustee for the Jerezos Discretionary Trust available to be exercised into an equal number of ordinary shares with an exercise price of A$0.61 per share expiring on December 31, 2007; 600,000 are held directly by Mr. Rezos available to be exercised into an equal number of ordinary shares with an exercise price of A$0.80 per share expiring on March 31, 2010; and 600,000 are held by Mrs. Joanne Rezos available to be exercised into an equal number of ordinary shares with an exercise price of A$0.92 per share expiring on September 30, 2010. Mr. Rezos resigned as Managing Director of pSivida Limited on July 31, 2006.

13. Section 16(a) Beneficial Ownership Reporting Compliance

Our executive officers, directors and 10% members are required under Section 16(a) of the Securities Exchange Act of 1934, as amended, to file reports of ownership and changes in ownership of our securities with the SEC.

pSivida was a foreign private issuer throughout fiscal 2007. Our directors, executive officers and 10% members were, therefore, not required to comply with the Section 16(a) filing requirements.

14. Certain Relationships and Related Transactions

We have an exclusive world-wide collaborative research and license agreement with Pfizer, Inc. (Pfizer). Pfizer owns in excess of 12% of our shares. Under the terms of the agreement, pSivida will receive up to $153.5 million in development and sales related milestones. Pfizer will fund a research and development program under the agreement including payments to us, has an exclusive license to market all products developed as part of this research collaboration and will pay us a royalty on net sales of those products.

During the year ended June 30, 2007, we incurred consultancy fees of A$380,000 from Viaticus Capital Pty Ltd, a company controlled by former Managing Director Mr. Gavin Rezos, for consulting services provided by Mr. Rezos following his resignation as Managing Director.

For the period from July 1, 2006 through April 12, 2007, the date of the sale of our subsidiary AION Diagnostics, we incurred costs of A$210,000 to Mirimar Property Partners Pty Ltd, of which Mr. Gavin Rezos is a partner, for the lease of the Mirimar Building office space.

15. Directors and Executive Officers

Directors

The following table sets forth for each director: the director’s name and age, the director’s positions held with the Company, the director’s term of office as a director, the director’s principal occupations for the past five years and any other directorships held by the director.

Dr. David Mazzo Age 50 President and CEO, Aeterna Zentaris, Inc. Director since July 25, 2005 Audit and Compliance Committee Nomination Committee Remuneration Committee

Dr. Mazzo serves as the President and Chief Executive Officer of Aeterna Zentaris, Inc. (NASDAQ: AEZS, TSX: AEZ), a
global biopharmaceutical company with operational sites in
Quebec, Quebec, Canada, Warren, New Jersey, USA and
Frankfurt, Germany, where he provides strategic scientific and managerial direction for the company. He has been with
Aeterna Zentaris since April 2007. Prior to joining Aeterna
Zentaris, Dr. Mazzo served in management positions in several international pharmaceutical companies, most recently as
President and Chief Executive Officer of Chugai Pharma USA,
the US affiliate of the large Japanese pharmaceutical company,
Chugai, a member of the Roche Group. Prior to that he served as Senior Vice President, Global Development Operations at
the Schering-Plough Research Institute and as Senior Vice
President and Global Head Pharmaceutical Development at
Hoechst Marion Roussel. Dr. Mazzo was awarded his B.S.
degree in chemistry and B.A. degree in Honors
(Interdisciplinary Humanities) from Villanova University and his doctorate degree in analytical chemistry from the
University of Massachusetts, Amherst.

Dr. David Mazzo was appointed Non-Executive Chairman of
the Board of Directors on January 24, 2007. Prior to
January 24, 2007,

Dr. Mazzo was a Non-Executive Director. Dr. Mazzo is also a
director of NASDAQ-listed Avanir Pharmaceuticals (appointed
August 1, 2005) and NASDAQ and TSX listed Aeterna
Zentaris (appointed August 6, 2007).

Dr. Paul Ashton, BSc, PhD Age 47 Managing Director since January 24, 2007 (and Director since December 30, 2005)	Dr. Ashton was the President, Chief Executive Officer (CEO), and a director of CDS prior to its acquisition by the Company on December 30, 2005. Dr. Ashton was a co-founder of CDS, which was formed in 1991. He served as a member of the board of directors of CDS for many years until CDS’ acquisition by the Company, and as CEO from 1996 until CDS’ acquisition by the Company. Before co-founding CDS, Dr. Ashton worked at he University of Kentucky where he was a joint faculty member in the Departments of Ophthalmology and Surgery. He also served on the faculty of Tufts University for four years and worked as a pharmaceutical scientist at Hoffman-La-Roche. Dr. Ashton received a BSc (Hons) in chemistry from Durham University, England, and a PhD in pharmaceutical science from the University of Wales and is a visiting professor of Ophthalmology at University of Kentucky.

Mr. Michael Rogers

Age: 47

Executive Vice President,

Chief Financial Officer and Treasurer of

Indevus Pharmaceuticals

Incorporated

Director since July 25, 2005

Audit and Compliance Committee

(Chair, Financial Expert)

Nomination Committee

Remuneration Committee

Mr. Rogers is the Executive Vice President, Chief Financial
Officer and Treasurer of Indevus, a position he has held since joining Indevus in February 1999. From February 1998 to
December 1998, Mr. Rogers was Executive Vice President and
Chief Financial and Corporate Development Officer at
Advanced Health Corporation, a publicly-traded health care
information technology company. From July 1995 to
November 1997, he was Vice President, Chief Financial
Officer and Treasurer of AutoImmune, Inc., a publicly-traded biopharmaceutical company. From July 1994 to July 1995,
Mr. Rogers was Vice President, Investment Banking at Lehman
Brothers, Inc. From 1990 to 1994, he was associated with
PaineWebber, Inc., serving most recently as Vice President,
Investment Banking Division. Mr. Rogers received an M.B.A.
from the Darden School at the University of Virginia and a
B.A. from Union College.

Mr. Rogers chairs the Audit Committee and is a designated
“audit committee financial expert.”

Dr. Katherine Woodthorpe

Age: 51

Chief Executive of the Australian

Private Equity & Venture Capital

Association Limited

Director since August 3, 2007

Audit and Compliance Committee

Nomination Committee

Remuneration Committee

Dr. Woodthorpe is the Chief Executive of the Australian Private Equity & Venture Capital Association Limited (AVCAL), a position she has held since December 2006. In addition, Dr. Woodthorpe has been Chair of the Antarctic Climate and Ecosystems Cooperative Research Centre since 2002, Director of Insearch Ltd since 2000 and Council Member, University of Technology Sydney since 2004. Prior to AVCAL, she worked as a professional Non-Executive Director and management adviser; her areas of expertise included developing strategies for rapid growth and commercialization of technology products and services.

The Board has determined that all directors, other than Dr. Ashton who is an employee of the company, are “independent,” as that term is defined under applicable rules of the SEC and The NASDAQ Global Market.

The Board met thirty-two times during the most recent financial year ended June 30, 2007. Three directors also attended the Company’s Annual General Meeting for the most recent financial year ended June 30, 2007, in accordance with the Company’s policy that each director has the right but not the duty to attend all Annual General Meetings.

Executive Officers

The following table sets forth for each executive officer other than Dr. Ashton identified above: the officer’s name and age, the officer’s position or positions with the Company, the officer’s terms of office as an officer and the officer’s principal occupations for the past five years.

Mr. Aaron Finlay Age 36 Company Secretary (since February 28, 2006)	Mr. Finlay serves as the Australian Company Secretary for the Company having joined the Company in May 2004. Until February 28, 2006, Mr. Finlay served as Chief Financial Officer of the Company. Previously, from September 2002 to December 2003, he was INVESCO Australia’s CFO where he had responsibility for the operations of finance, as well as the compliance, legal, and human resources functions. Prior to that position, commencing in October 1998 Mr. Finlay was head of group tax and corporate treasury for INVESCO’s global operations based in London. From January 1992 to August 1998, Mr. Finlay worked for PricewaterhouseCoopers (then Price Waterhouse) in London and Perth. Mr. Finlay is currently a Non-Executive Director of GSF Corporation Limited, an ASX listed company.

Ms. Lori Freedman Age 41 Vice President for Corporate Affairs, General Counsel and Company Secretary (since May 23, 2006)	Ms. Freedman was appointed Vice President for Corporate Affairs, General Counsel and Company Secretary of pSivida Limited on May 23, 2006. She served as CDS’ Vice President of Corporate Affairs, General Counsel, and Secretary since 2001. From March 2001 through September 2001, Ms. Freedman served as Vice President, Business Development, and Counsel of Macromedia, Inc., a provider of software for creating Internet content and business applications. She served as Vice President, General Counsel, and Secretary of Allaire Corporation, a provider of Internet infrastructure for building business applications, from 1999 until Allaire was acquired by Macromedia in 2001. From May 1998 to December 1998, she worked for Polaroid Corporation as a Corporate Counsel. Prior to joining Polaroid, Ms. Freedman was with the law firm of McDermott, Will & Emery. Ms. Freedman received a B.S. in Economics and Psychology from Brandeis University and a J.D. from Boston University.

Mr. Michael Soja Age 58 Vice President of Finance, Chief Financial Officer and Treasurer (since May 23, 2006)	Mr. Soja was appointed Vice President of Finance and CFO of pSivida Limited on May 23, 2006. Prior to his appointment, he served as CDS’ Vice President of Finance and Chief Financial Officer since 2001. From 1974 to 2001, he was employed by XTRA Corporation, a lessor of transportation equipment, serving as Vice President and Chief Financial Officer from 1980 to 2001. Mr. Soja received a B.A. in Mathematics from the College of the Holy Cross in 1970, an M.S. in Accounting from Northeastern University in 1971 and an M.B.A. from Babson College in 1978.

Audit and Compliance Committee

The Board has established an Audit and Compliance Committee, which acts in accordance with the Audit and Compliance Committee terms of reference that is available at www.psivida.com. During the financial year ended June 30, 2007, the Audit and Compliance Committee met six times.

The Audit and Compliance Committee terms of reference require that the Audit and Compliance Committee be composed of at least three directors who meet the independence and experience requirements of the SEC and NASDAQ.

The current members of the Audit and Compliance Committee are Mr. Michael Rogers (chair), Dr. David Mazzo and Dr. Katherine Woodthorpe. The Board has determined that Mr. Rogers is a “financial expert,” for purposes of Section 407 of the Sarbanes-Oxley Act of 2002 and applicable rules and regulations adopted by the SEC, and that each of Mr. Rogers, Dr. Mazzo and Dr. Woodthorpe is “independent” for purposes of his or her service on the Audit and Compliance Committee as that term is defined under applicable rules of the SEC and The NASDAQ Global Market.

Report of the Audit and Compliance Committee

In the course of its oversight of the financial reporting process, the Audit and Compliance Committee has (1) reviewed and discussed with management the audited financials for the Company’s financial year ended June 30, 2007, (2) discussed with Deloitte Touche Tohmatsu, the Company’s independent registered public accounting firm, the matters required to be discussed by the statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T, (3) received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, as adopted by the Public Company Accounting Oversight Board in Rule 3600T and (4) discussed with the independent accountants the independent accountants’ independence.

Based upon the foregoing review and discussions, the Audit and Compliance Committee recommended to the Board that the audited consolidated financial statements for the financial year ended June 30, 2007 be included in the Company’s Annual Report on Form 20-F for the financial year ended June 30, 2007 for filing with the SEC.

Submitted By
The Audit and Compliance Committee

Mr. Michael Rogers
Dr. David Mazzo
Dr. Katherine Woodthorpe

Nomination Committee

Due to the Company’s small size and limited number of directors and officers, the Board has in the past made any required director and officer appointments without referring these appointments to a nomination committee. In October 2007, the Company established a Nomination Committee that will act in accordance with the Nomination Committee terms of reference that is available at www.psivida.com. The Nomination Committee’s initial members are Dr. David Mazzo, Mr. Michael Rogers and Dr. Katherine Woodthorpe.

The Nomination Committee will evaluate all candidates recommended by shareholders on the same basis as it does candidates recommended by other sources, with this basis including the Nomination Committee’s discretionary assessment of the skills represented and required on the Board as well as an evaluation of candidates against the standards and qualifications set out in the Company’s Corporate Governance Principles and criteria approved by the Board from time to time. The Committee will determine whether to interview any candidate in its sole discretion.

Remuneration Committee

The Board has established a Remuneration Committee, which acts in accordance with the Remuneration Committee terms of reference. During the financial year ended June 30, 2007, the Remuneration Committee met five times.

The Remuneration Committee makes compensation recommendations to the Board regarding:

•	remuneration policies and packages for the Managing Director, executive directors and direct reports to the Managing Director;

•

changes in remuneration policy including superannuation, other benefits and remuneration structure for the managing director and executive directors and that are likely to have a material impact on our company and its subsidiaries;

•	proposals for employee and non-executive director equity plans;

•	proposals for short and long term incentive programs for the Managing Director and executive directors; and

•	changes to non-executive directors’ fees.

Any action taken based upon a recommendation by the Remuneration Committee is required to be ratified by a majority of the independent directors.

Shareholder Communications

Shareholders may contact the Board or any committee of the Board by writing to Board of Directors, pSivida Limited, Level 12, BGC Centre, 28 The Esplanade, Perth Western Australia 6000, Australia, Attn: Australian Company Secretary or by emailing afinlay@psivida.com. Shareholders should indicate on their correspondence that they are pSivida shareholders. Communications will be distributed to the Chairman of the Board, the appropriate committee chairman or other members of the Board or executive management, as appropriate, depending on the facts and circumstances stated in the communication received. Executive management will generally determine the proper response to materials of a commercial nature, which generally will not be forwarded to the Chairman of the Board. Complaints regarding accounting, internal accounting controls or auditing matters and complaints involving matters governed by the code of conduct will be forwarded to the chair of the Audit and Compliance Committee.

16. Compensation Discussion and Analysis

Overview and Objectives

The Company’s executive compensation program is designed to attract, retain and motivate executive officers capable of leading the Company to achieve its business objectives. The Remuneration Committee recommends and the Board determines the compensation arrangements for executive officers including base salary and bonus. The Remuneration Committee also recommends and the Board grants stock options to executive officers as a means of aligning the interests of the Company’s executive team with the Company’s shareholders, retaining qualified Company executives and rewarding them for the performance of the Company or their individual performances. In making its recommendations, the Remuneration Committee and the Board take into account the Company’s predominantly research and development stage of development.

Compensation Components

Each of our executive officers is engaged under an employment agreement with the Company. Paul Ashton, Michael Soja and Lori Freedman are employed under agreements negotiated on an arm’s length basis by Gavin Rezos, then Managing Director. Each was an executive officer of CDS at the time of its acquisition by the

Company and had a change of control agreement in place providing for severance in the event of his or her resignation following a change of control upon a reduction in compensation or a loss of title or responsibility. The Board sought to retain their services subsequent to the acquisition, and Mr. Rezos negotiated employment arrangements that would not result in the executives triggering those severance provisions. Aaron Finlay is the only current member of the Company’s executive team who was employed by the Company prior to the acquisition of CDS and is the only executive officer based in Australia. The Company entered into an amendment to his employment agreement in February 2006 following the acquisition of CDS, also negotiated by Mr. Rezos. The Board of Directors sought to retain Mr. Finlay as the Company’s Australian resident Secretary, to manage the Australian operations as the Company moved forward with its stated plan to transition from being an Australian-based company to a U.S.-based company, and to assist in such transition. None of the Company, the Board or the Remuneration Committee has engaged a compensation consultant nor has any of them benchmarked executive compensation against a specific peer group of companies.

Salary

Our employment agreements for executive officers provide for minimum base salaries. These base salaries may be increased annually by the Board, which in doing so may consider factors such as the officer’s individual performance, job responsibilities and industry benchmarks. For financial 2007 each of our current executive officers and Mr. Rezos were paid at the rate of their minimum base salaries. Upon the resignation of Mr. Rezos, Dr. Brimblecombe, who was also Chairman of the Board of Directors, served as Acting Chief Executive Officer until January 2007. For his services as Acting Chief Executive Officer, Dr. Brimblecombe received compensation of $64,352 in fiscal 2007 in addition to the $17,678 that he received as Chairman of the Board of Directors.

Incentive Compensation

Our executive officers may receive incentive compensation recommended by the Remuneration Committee and approved by the Board consisting of discretionary bonuses or share options. Such bonuses and share awards may be based on individual or corporate performance, achievement of individual or corporate goals such as financings, advancement of the Company’s research and development activities and intellectual property portfolio or research and development collaborations with third parties, or other factors.

All stock options awarded to executive officers are granted under the ESOP. The Remuneration Committee recommends and the Board awards share options to align the interests of executive officers more closely to those of shareholders of the Company and in doing so considers the executive officer’s position with the Company and the services provided to the Company by the executive officer, and the executive officer’s past and potential contribution to the growth of the Company in addition to any other factors considered relevant. The Remuneration Committee and the Board believe that share option grants can be a particularly valuable tool to incent and retain valued executive officers, because such grants and awards typically have an exercise price equal to or greater than the share price on the date of grant and a vesting period that generally extends over time Our executive officers forfeit unvested options if they terminate employment for other than good reason or the Company terminates them for cause.

The Board awarded 250,000 share options under the ESOP to each of Mr. Soja and Ms. Freedman in October 2006 in accordance with the terms of his or her respective employment agreement. The Board did not award any other share options to executive officers during the financial year ended June 30, 2007. Other amounts appearing in the Summary Compensation Table relate to expenses recognized by the Company during financial 2007 with respect to share option grants issued during prior financial years. Subsequent to the financial year end, in October 2007, the Board awarded 750,000 share options to each of Dr. Ashton, Mr. Soja, Ms. Freedman and Mr. Finlay. The Board concluded that these awards reflected the roles these executives had played in the Company’s financial restructuring and would provide them with additional incentives to continue to advance the Company’s interests.

In financial 2007, the Board awarded cash bonuses to Dr. Ashton, Mr. Soja and Ms. Freedman to assist in payment to the Company of amounts paid by the Company with respect to taxes arising from the vesting of restricted stock held by the executives. The Board determined that in light of the potential equity financings by the Company, the executives should not sell Company shares to finance such payments. The Company did not award any other bonuses to executive officers during or with respect to the 2007 financial year.

Other Compensation

The Company maintains broad-based benefits and perquisites that are provided to all employees located in the United States, including Paul Ashton, Michael Soja and Lori Freedman. These benefits and perquisites include health insurance, life and disability insurance and a 401(k) plan, including matching Company contributions. The Company is required by Australian law to contribute 9% of the gross income of any employee located in Australia to an approved superannuation fund. Aaron Finlay is the only executive officer based in Australia. He is entitled to the standard employee benefits and perquisites previously maintained on a broad-based basis in Australia.

The Company entered into a six-month consulting agreement with Mr. Rezos, negotiated by Mr. Brimblecombe and approved by the Board, to provide services to pSivida Limited as an independent consultant during the six-month period following his resignation. Mr. Rezos was paid A$329,000 as compensation for his services for the term, and his share options continued to vest until February 1, 2007. The Board determined that such compensation was warranted as a means of ensuring that Mr. Rezos would be available to assist the Company during the transitional phase following his resignation as managing director.

Termination-Based Compensation

The Company did not make any termination-based payments to executive officers during the financial year ended June 30, 2007. Pursuant to the terms of the various employment agreements that the Company has reached with its executive officers, the Company has agreed to make severance payments to its executive officers in certain circumstances. For additional information relating to these severance arrangements, please see “Potential Payments Upon Termination or Change of Control.”

Report of the Remuneration Committee

The Remuneration Committee has reviewed and discussed with management the “Compensation Discussion and Analysis.” Based on the foregoing review and discussion, the Remuneration Committee recommended to the Board that the “Compensation Discussion and Analysis” be included in this Explanatory Memorandum for filing with the SEC.

Submitted By

The Remuneration Committee

Dr. David Mazzo

Mr. Michael Rogers

Dr. Katherine Woodthorpe

Summary of Executive Compensation

As discussed in “Compensation Discussion and Analysis” above, each of our current executive officers operates under an employment agreement with the Company. Each employment agreement provides a minimum base salary, which for Dr. Ashton is $300,000, for Mr. Soja and Ms. Freedman is $272,497, and for Mr. Finlay is A$275,000.

Each employment agreement also provides that these executives officers will be entitled to discretionary bonuses and share option grants. As discussed in “Compensation, Discussion and Analysis,” the employment agreements of Mr. Soja and Ms. Freedman also required the Company to grant each of them 250,000 share options during the financial year ended June 30, 2007.

In accordance with the terms of their respective contracts, the Company provides life insurance for each of our U.S. based executive officers and matching 401(k) contributions.

The Company makes superannuation contributions in accordance with Australian law on behalf of Mr. Finley, our Australian-based executive. He also receives benefits including travel insurance and a Company-paid parking space.

The following table contains certain information about the compensation the Company paid its former Chief Executive Officer, its former Acting Chief Executive Officer, its current Managing Director, the current Chief Financial Officer, and its other executive officers who were serving as executive officers as of June 30, 2007. These officers are referred to as named executive officers. Unless otherwise indicated, all compensation information relates to the year ended June 30, 2007.

Name and Principal Position	Year	Salary	Bonus	Stock Awards (2)(4)(5)(6)	Option Awards (2)(4)(5)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation (6)(7)	Total
Paul Ashton(1)(3) Managing Director	2007	$300,000	$25,832	$16,056	$(26,814)	—	—	$ 13,820	$328,894

Michael J. Soja Vice President of Finance, Chief Financial Officer and Treasurer	2007	$272,497	$54,242	$136,640	$1,078	—	—	$ 11,530	$475,987

Lori Freedman Vice President for Corporate Affairs, General Counsel and Company Secretary	2007	$272,497	$55,308	$142,941	$1,078	—	—	$ 14,255	$486,079

Aaron Finlay(2) Company Secretary	2007	$244,308	—	—	—	—	—	$ 29,284	$273,592

Gavin Rezos(1)(2)(3) Former Managing Director	2007	$63,267	—	—	—	—	—	$260,631	$323,898

Roger Brimblecombe(1)(2)(3) Former Acting Chief Executive Officer and Former Chairman of the Board of Directors	2007	$82,030	—	—	—	—	—	—	$82,030

(1)	Dr. Ashton, Mr. Rezos and Dr. Brimblecombe also served as directors of the Company during tiscal 2007. Dr. Ashton did not receive any additional compensation for serving as a director. In his capacity as a director, Mr. Rezos received $25,280 in director’s fees, and the Company made $2,063 of superannuation contributions on his behalf in accordance with Australian law. In his role as an executive officer, Mr. Rezos was paid $37,987 in consulting fees, which are included as salary in this table. Dr. Brimblecombe received $17,678 in director’s fees in his role as Chairman of the Board.

(2)

Mr. Finlay and Mr. Rezos received their compensation in Australian dollars. Dr. Brimblecombe received his director’s fees in Australian dollars and his salary compensation in Pounds Sterling. Compensation paid in Australian dollars and Pounds Sterling was converted into U.S. dollars using the average exchange rates during fiscal 2007. Stock and option awards were converted from Australian dollars to U.S. dollars using the average exchange rate during fiscal 2007.

(3)	Mr. Rezos resigned from his position as Managing Director of the Company on July 31, 2006. Dr. Brimblecombe, who was already Chairman of the Board, became Acting Chief Executive Officer following the resignation of Mr. Rezos. Dr. Brimblecombe resigned from his positions as Acting Chief Executive Officer and Chairman of the Board on January 24, 2007. Dr. Ashton, who was an executive officer throughout fiscal 2007, became Managing Director following Dr. Brimblecombe’s resignation.

(4)	Reflects the amounts recognized for financial statement reporting purposes for fiscal 2007 in accordance with SFAS 123R. The negative option award amount attributed to Dr. Ashton results from the revaluation of a prior year option grant as of June 30, 2007 required by SFAS 123R. The option award amounts of Mr. Soja and Ms. Freedman were similarly affected. However, option grants to Mr. Soja and Ms. Freedman during fiscal 2007 effectively offset the decrease resulting from the revaluation.

(5)	Option awards are valued using the Black-Scholes valuation model. The underlying valuation assumptions for equity awards are further disclosed in Note 13(c) of the audited financial statements filed with our Annual Report on Form 20-F for fiscal 2007. Stock awards were issued in conjunction with the December 2005 acquisition of CDS. The amounts shown represent the amortization of the deferred compensation over the vesting period.

(6)	In March 2007, Dr. Ashton voluntarily forfeited 46,040 unvested ADS (equivalent to 460,400 ordinary shares) that had been granted at the time of the acquisition of CDS.

(7)	The table below shows amounts under All Other Compensation for fiscal 2007:

	Company paid amounts for life insurance	Company contributions to 401(k) plan	Australian law superannuation contributions made by the Company	Other	Consulting	Total
Paul Ashton	$630	$13,190	—	—	—	$ 13,820
Michael Soja	$630	$10,900	—	—	—	$ 11,530
Lori Freedman	$630	$13,625	—	—	—	$ 14,255
Aaron Finlay(*)	—	—	$21,988	$7,296	—	$ 29,284
Gavin Rezos		—	$ 2,063	—	$258,568	$260,631
Roger Brimblecombe	—	—	—	—	—	—

(*)	Other is composed primarily of Company paid office parking.

(8)	Following the resignation of Mr. Rezos as Managing Director, the Company paid Mr. Rezos $258,568 under a six-month consulting agreement.

Grants of Plan-Based Award

The following table presents information concerning grants of plan-based awards to each of the named executive officers during the year ending June 30, 2007.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)(2)(3)	Grant Date Fair Value of Stock and Option Awards(3)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Paul Ashton(1) Managing Director	—	—	—	—	—	—	—	—	—	—	—

Michael J. Soja Vice President of Finance, Chief Financial Officer and Treasurer	10/18/06	—	—	—	—	—	—	—	250,000	$0.245	$31,057

Lori Freedman Vice President for Corporate Affairs, General Counsel and Company Secretary	10/18/06	—	—	—	—	—	—	—	250,000	$0.245	$31,057

Aaron Finlay Company Secretary	—	—	—	—	—	—	—	—	—	—	—

Gavin Rezos(1) Former Managing Director	—	—	—	—	—	—	—	—	—	—	—

Roger Brimblecombe(1) Former Acting Chief Executive Officer and Former Chairman of the Board of Directors	—	—	—	—	—	—	—	—	—	—	—

(1)	Mr. Rezos resigned from his position as Managing Director of the Company on July 31, 2006. Dr. Brimblecombe, who was already Chairman of the Board, became Acting Chief Executive Officer following the resignation of Mr. Rezos. Dr. Brimblecombe resigned from his positions as Acting Chief Executive Officer and Chairman of the Board on January 24, 2007. Dr. Ashton, who was an executive officer throughout fiscal 2007, became Managing Director following Dr. Brimblecombe’s resignation.

(2)	The exercise price of the options awarded to Mr. Soja and Ms. Freedman is equal to 110% of the closing price on the Australian Stock Exchange of the ordinary shares of the Company on the grant date.

(3)	The exercise price and grant date fair value of the options awarded to Mr. Soja and Ms. Freedman were converted from Australian dollars to U.S. dollars using the exchange rate on the date of grant.

Outstanding Equity Awards at Fiscal Year-End

The following table shows outstanding equity awards for the Company’s named executive officers as of June 30, 2007.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(4)	Number of Securities Underlying Unexercised Options (#) Unexercisable(4)(5)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)(4)(6)	Option Exercise Price ($)(7)	Option Expiration Date(8)	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Paul Ashton(1)	528,420	—		$0.17742	09/18/07	—	—	—	—
Managing Director	352,280			$0.22709	08/25/09
	250,000		250,000	$0.78090	09/30/10

Michael J. Soja	118,750		118,750	$0.78090	09/30/10	—	—	—	—
Vice President of Finance, Chief Financial Officer and Treasurer		250,000		$0.27586	09/30/11

Lori Freedman	118,750		118,750	$0.78090	09/30/10	—	—	—	—
Vice President for Corporate Affairs, General Counsel and Company Secretary		250,000		$0.27586	09/30/11

Aaron Finlay(2)	700,000	—	—	$1.00158	08/05/09	—	—	—	—
Company Secretary	200,000			$0.67904	03/31/10
	200,000			$0.78090	09/30/10

Gavin Rezos(1)(3)	1,200,000	—	—	$0.51777	12/31/07	—	—	—	—
Former Managing Director	2,771,030			$1.00158	08/05/09
	600,000			$0.67904	03/31/10
	600,000			$0.78090	09/30/10

Roger Brimblecombe(1)	400,000	—	—	$0.51777	12/31/07	—	—	—	—
Former Acting Chief Executive Officer and Former Chairman of the Board of Directors	549,111			$1.00158	08/05/09
	300,000			$0.67904	03/31/10
	75,000			$0.78090	09/30/10

(1)	Mr. Rezos resigned from his position as Managing Director of the Company on July 31, 2006. Dr. Brimblecombe, who was already Chairman of the Board, became Acting Chief Executive Officer following the resignation of Mr. Rezos. Dr. Brimblecombe resigned from his positions as Acting Chief Executive Officer and Chairman of the Board on January 24, 2007. Dr. Ashton, who was an executive officer throughout fiscal 2007, became Managing Director following Dr. Brimblecombe’s resignation.

(2)	Mr. Finlay transferred all of his options for other than value to Mrs. Sophie Finlay as trustee for the Aylesford Trust for tax and/or estate planning purposes.

(3)	Mr. Rezos transferred 1,200,000 options with an exercise price of $0.5177 per share expiring on December 31, 2007 for other than value to Aymon Pacific Pty Ltd as trustee for the Jerezos Discretionary Trust for tax and/or estate planning purposes. Mr. Rezos transferred 600,000 options with an exercise price of $0.78090 per share expiring on September 30, 2010 for other than value to Mrs. Joanne Rezos for tax and/or estate planning purposes.

(4)	The option numbers represent options to acquire ordinary shares or, if the option is denominated in ADSs, ordinary share equivalents. Each ADS represents 10 ordinary shares.

(5)	The vesting dates for the 250,000 options held by each of Mr. Soja and Ms. Freedman with an exercise price of $0.27586 and an expiration date of September 30, 2011 are as follows.

Number of Options	Vesting Date
83,333	October 18, 2007
83,333	October 18, 2008
83,334	October 18, 2009

(6)	The vesting date for the 250,000 options held by Dr. Ashton and the 118,750 options held by each of Mr. Soja and Ms. Freedman, with an exercise price of $0.78090 and an expiration date of September 30, 2010 in each case, is December 30, 2007. This vesting date assumes that all performance conditions underlying the option grant are met.

(7)	The exercise price of options denominated in Australian dollars was converted to U.S. dollars using the exchange rate at June 30, 2007.

(8)	Dr. Ashton did not exercise his options with an expiration date of September 18, 2007. These option have now expired.

Option Exercises and Stock Vested

The following table provides information relating to option exercises and the vesting of stock awards during the financial year ended June 30, 2007.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Paul Ashton(1) Managing Director	—	—	460,400	$ 81,307

Michael J. Soja Vice President of Finance, Chief Financial Officer and Treasurer	—	—	945,360	$161,468

Lori Freedman Vice President for Corporate Affairs, General Counsel and Company Secretary	—	—	965,020	$164,826

Aaron Finlay Company Secretary	—	—	—	—

Gavin Rezos(1) Former Managing Director	—	—	—	—

Roger Brimblecombe(1) Former Acting Chief Executive Officer and Former Chairman of the Board of Directors	—	—	—	—

(1)	Mr. Rezos resigned from his position as Managing Director of the Company on July 31, 2006. Dr. Brimblecombe, who was already Chairman of the Board, became Acting Chief Executive Officer following the resignation of Mr. Rezos. Dr. Brimblecombe resigned from his positions as Acting Chief Executive Officer and Chairman of the Board on January 24, 2007. Dr. Ashton, who was an executive officer throughout fiscal 2007, became Managing Director following Dr. Brimblecombe’s resignation.

Pension Benefits

The Company does not have any qualified or non-qualified defined benefit plans.

Nonqualified Deferred Compensation

The Company does not have any non-qualified defined contribution plans or other deferred compensation plans.

Potential Payments Upon Termination or Change-in-Control

Each of the Company’s current executive officers has a contract with the Company that provides for potential payments in connection with such officer’s termination. If the severance provisions in our executive officer’s contracts had been triggered on June 30, 2007, the Company’s executive officers would have been entitled to payments in the following amounts:

Payments Due in Connection with a Termination

without Cause or for Good Cause(1)

	Salary	Bonus	Medical/Life/ Disability Insurance(8)	Superannuation contributions	Total(8)
Paul Ashton(2)(3)(4)(5) Managing Director	$274,168	—	$ 8,616	—	$282,784

Michael Soja(4)(5)(6) Vice President of Finance, Chief Financial Officer and Treasurer	$490,752	—	$43,440	—	$534,192

Lori Freedman(4)(5)(6) Vice President for Corporate Affairs, General Counsel and Company Secretary	$489,686	—	$43,440	—	$533,126

Aaron Finlay(7) Company Secretary	$155,613	—	—	$14,005	$169,618

Gavin Rezos(2) Former Managing Director	—	—	—	—	—

Roger Brimblecombe(2) Former Acting Chief Executive Officer and Former Chairman of the Board of Directors	—	—	—	—	—

(1)	For purposes of this table, the amount of severance has been determined as if the severance provisions contained in the contracts of each of the Company’s executive officers were triggered on June 30, 2007.

(2)	Mr. Rezos resigned from his position as Managing Director of the Company on July 31, 2006. Dr. Brimblecombe, who was already Chairman of the Board, became Acting Chief Executive Officer following the resignation of Mr. Rezos. Dr. Brimblecombe resigned from his positions as Acting Chief Executive Officer and Chairman of the Board on January 24, 2007. Dr. Ashton, who was an executive officer throughout fiscal 2007, became Managing Director following Dr. Brimblecombe’s resignation. Dr. Brimblecombe and Mr. Rezos were not employed by the Company as of June 30, 2007 and did not receive any severance payments during the year ended June 30, 2007.

(3)

The above table does not take into account the amounts that Dr. Ashton would receive if the Company were to choose to exercise its right under his non-competition agreement to require Dr. Ashton not to compete with the Company for a period of up to 24 months. Upon a termination without Cause or for Good Cause, Dr. Ashton would be entitled to a monthly payment from the Company in the amount of $33,333 while his obligation not to compete remained in effect. Such payments would be reduced on a dollar-for-dollar basis by any amounts paid to Dr. Ashton pursuant to the severance arrangements set forth in his employment agreement .. Upon a termination for Cause or without Good Cause, Dr. Ashton would not be entitled to any payments from the Company under his non-competition agreement during the first year following termination. Dr. Ashton would, however, be entitled to a monthly payment of $25,000 during the second year that his non-competition obligations remained in effect.

(4)	Although Dr. Ashton, Mr. Soja and Ms. Freedman received bonuses during the year ended June 30, 2007, each of these executives agreed with the Company that these bonuses would not be taken into account when determining the bonus element of any severance payments owed to them. Each of Dr. Ashton, Mr. Soja and Ms. Freedman also agreed that any severance payments made to him or her during the year following the date that the Board approved the bonuses would be reduced by an amount equal to the bonus granted to such officer. The amounts included in the salary column for Dr. Ashton, Mr. Soja and Ms. Freedman have been reduced accordingly.

(5)	For purposes of quantifying medical, life and disability insurance benefits, the Company used the assumptions used for financial reporting purposes under generally accepted accounting principles.

(6)	The severance amounts of Mr. Soja and Ms. Freedman have been calculated on the assumption that making such payments would not be limited or precluded by Internal Revenue Code Section 280G and without regard to whether such payments would subject them to the federal excise tax levied on certain “excess parachute payments” under Internal Revenue Code Section 4999. In the event that either of the above Internal Revenue Code provisions would be triggered by the making of these severance payments, such severance payments shall be reduced to the extent necessary to maximize the executive officer’s total after-tax payments.

(7)	The Company may terminate Mr. Finlay’s employment without notice or payment in lieu if he (1) is convicted of a criminal offense (which in the reasonable opinion of the Board brings the company into serious disrepute); or (2) becomes insolvent, commits an act of bankruptcy or ceases for any reason to be eligible to hold office as a director of a company. If the Company otherwise terminates Mr. Finlay’s employment prior to February 28, 2008, he would be entitled to severance in accordance with his employment agreement.

(8)	The Company would not make a lump sum payment to Dr. Ashton, Mr. Soja or Ms. Freedman in relation to the medical, life and disability insurance benefits owed under their severance arrangements. The Company is responsible for paying the premiums of Dr. Ashton’s, Mr. Soja’s and Ms. Freedman’s medical, life and disability insurance for a certain period following termination. The payments made by the Company on behalf of such executives would be spread over the relevant period. As of June 30, 2007, the relevant period was one year in the case of Dr. Ashton and two years in the case of Mr. Soja and Ms. Freedman. This table does not take into account potential increases in insurance premiums. This table also assumes that Dr. Ashton, Mr. Soja and Ms. Freedman elect coverage under the Company’s employee benefit plans and that these executives do not obtain replacement coverage from an alternate employer.

The severance arrangements of each of our executives are described in the following paragraphs.

Paul Ashton

Termination by the Company without Cause or by Dr. Ashton with Good Cause would require the Company to pay severance to Dr. Ashton. Dr. Ashton would be entitled to a lump sum payment equal to 100% of his annual salary plus the pro rata portion of his bonus for the year of such termination calculated on the assumption that all targets and formulas for determining such bonus have been met, or, if no such targets or formulas have been established, the maximum bonus for which he was eligible during the prior year calculated on the same assumption. The bonus shall be reduced by any bonus payments relating to services performed in the year in which termination occurs that (1) have already been paid or are payable as of the date of termination or (2) were not earned because of the failure to achieve targets or formulas which are no longer able to be achieved and shall exclude any bonus paid or payable in the year in which termination with respect to services rendered in a prior year. The Company would also be required to provide Dr. Ashton with medical, life and disability insurance benefits for a period of one year. Additionally, all options to purchase Company shares held by the Dr. Ashton would vest and become exercisable upon such termination and remain exercisable for a period of six months thereafter (except that incentive stock options (ISOs) would be exercisable for only three months thereafter), and all restricted stock held by Dr. Ashton would vest and no longer be subject to forfeiture. Termination by the Company for Cause or by Dr. Ashton without Good Cause would not require the Company to pay any severance to Dr. Ashton.

Dr. Ashton has also entered into a separate non-competition agreement with the Company. Under this agreement, following a termination by the Company for Cause or by Dr. Ashton without Good Cause, Dr. Ashton would be required not to engage in certain activities that would be in competition with the Company for a period of twelve months from the date of termination. The Company would be able to extend this period for an additional twelve months in which case the Company would be required to pay Dr. Ashton an amount equal to his annual base salary as of the date of termination in twelve equal installments over the course of the additional twelve month period.

Under Dr. Ashton’s non-competition agreement, following a termination by the Company without Cause or by Dr. Ashton for Good Cause, the Company would have the option to prevent him from engaging in certain activities that would be in competition with the Company for a period of up to twenty-four months from the date of such termination. In exchange, the Company would pay Dr. Ashton an amount equal to 1/24th of $800,000 for each month in the period specified. Any amounts received by Dr. Ashton pursuant to his severance arrangements with the Company would reduce the amount that the Company is required to pay under his non-competition agreement on a dollar-for-dollar basis.

Michael Soja and Lori Freedman

Termination of employment of Mr. Soja or Ms. Freedman by the Company without Cause, or termination by Mr. Soja or Ms. Freedman with Good Cause would require the Company to pay severance to the affected executive officer. Until December 31, 2007, Mr. Soja and Ms. Freedman each would be entitled to a lump sum equal to 200% of the sum of annual base salary plus the prior year’s bonus. They would also each be entitled to a pro rata portion of their bonus for the current year calculated on the assumption that all targets and formulas for determining such bonus have been met or, if no such targets or formulas have been established, a pro rata portion of the prior year’s bonus The Company would also be required to provide medical, life, and disability benefits for a period of 2 years. After December 31, 2007, they would each be entitled to a lump sum equal to 100% of the sum of annual salary plus a bonus, of which 50% is payable at the Company’s option in shares or ADSs, equal to the prior year’s bonus. They would also each be entitled to a pro rata portion of their bonus for the current year calculated on the assumption that all targets and formulas for determining such bonus have been met, or, if no such targets or formulas have been established, a pro rata portion of the prior year’s bonus The Company would be required to provide medical, life and disability benefits for a period of 1 year. Additionally, regardless of when such a termination would occur, all options to purchase Company stock held by them would vest and become exercisable upon such termination and remain exercisable for a period of one year following the date of termination (except that ISOs would be exercisable for only three months thereafter), and all restricted stock would vest and no longer be subject to forfeiture. Termination by the Company for Cause by Mr. Soja or Ms. Freedman without Good Cause would not require the Company to pay any severance to Mr. Soja or Ms. Freedman. Neither Mr. Soja nor Ms. Freedman has entered into a separate non-competition agreement.

Aaron Finlay

The Company may terminate Mr. Finlay’s employment without notice or payment in lieu if he (1) is convicted of a criminal offense (which in the reasonable opinion of the Board brings the company into serious disrepute); or (2) becomes insolvent, commits an act of bankruptcy or ceases for any reason to be eligible to hold office as a director of a company. If the Company otherwise terminates Mr. Finlay’s employment prior to February 28, 2008, the Company would be required to make a lump sum payment equal to the total amount of compensation that Mr. Finlay would have otherwise received through February 28, 2008. Mr. Finlay would also continue to be entitled to the exercise of options granted under the employee share option plan through the expiration of those options.

Roger Brimblecombe & Gavin Rezos

Mr. Rezos and Dr. Brimblecombe also had contracts providing for potential payments upon termination of their employment at the Company. However, neither of these former executive officers were entitled to any severance or other payments in connection with their respective resignations from their positions at the Company.

Director Compensation

The Chairman of the Board currently receives director fees of $35,000. The other two non-employee directors receive director fees of $25,000. The chair of each Board committee receives an additional amount of $5,000 per annum. The Company’s non-executive directors also receive attendance fees for each Board or Board committee meeting attended. The chair of each Board or Board committee meeting receives $1,000 per meeting attended, while the other non-executive directors receive $750 per meeting attended. Dr. Ashton receives no additional compensation for serving as a director.

Similar arrangements existed during the financial year ended June 30, 2007. Each director received a base director fee in addition to potential supplementary fees if he or she chaired either the Board or a Board committee. Commencing September 1, 2006, directors received attendance fees for each Board or Board committee meeting attended. Amounts paid to each director differed due to the circumstances under which the relevant director was first engaged

The following table provides information concerning for the Company’s Independent Directors during the year ended June 30, 2007.

Name	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)	Option Awards ($)(2)(3)(4)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
David Mazzo	$56,573	—	$15,696	—	—	—	$72,269
Michael Rogers	$49,000	—	$15,696	—	—	—	$64,696
Stephen Lake(1)	$24,994	—		—	—	—	$24,994
Roger Aston(1)	$18,768	—		—	—	—	$18,768
Heather Zampatti(1)	$ 4,148	—		—	—	$373	$4,521

(1)	In fiscal 2007, Dr. Aston served as a director from December 20, 2006 until May 1, 2007. Ms. Zampatti resigned her position as a director on August 28, 2006. Mr. Lake was a director throughout fiscal 2007 but resigned his position as a director on August 3, 2007.

(2)	Mr. Lake, Dr. Aston and Ms. Zampatti received their compensation in Australian dollars. Compensation paid in Australian dollars was converted into U.S. dollars using the average exchange rates during fiscal 2007. Stock and option awards were converted from Australian dollars to U.S. dollars using the average exchange rate during financial year 2007.

(3)	The following table shows the number of outstanding shares of deferred stock awards and the number of outstanding shares underlying option awards for our non-employee directors as of June 30, 2007.

	Outstanding Stock Awards	Outstanding Option Awards
David Mazzo	—	200,000
Michael Rogers	—	200,000
Stephen Lake	—	242,061
Roger Aston	—	1,549,111
Heather Zampatti	—	—

The option numbers represent options to acquire ordinary shares or, if the option is denominated in ADSs, ordinary share equivalents. Each ADS represents 10 ordinary shares.

(4)	Reflects the amounts recognized for financial statement reporting purposes for fiscal 2007 in accordance with SFAS 123R. Option awards are valued using the Black-Scholes valuation model. The underlying valuation assumptions for equity awards are further disclosed in Note 13(c) of the audited financial statements filed with our Annual Report on Form 20-F for fiscal 2007. There were no stock awards or option awards granted during fiscal 2007.

17. Independent Public Accountants

The Company’s independent registered public accounting firm and auditor for the financial years ended June 30, 2007 and 2006 was Deloitte Touche Tohmatsu.

The following table sets forth the fees of Deloitte Touche Tohmatsu and its affiliates with respect to the financial years ended June 30, 2007 and 2006.

	Year Ended June 30
	2007	2006
	(in thousands of A$)
Fees
Audit fees	2,189	1,487
Audit-related fees	—	—
Tax fees(a)	39	53
All other fees	—	—

Total	2,228	1,540

(a)	Tax fees for the years ended June 30, 2007 and 2006 related to the preparation of various corporate tax returns as well as tax advice.

The Company’s Audit and Compliance Committee pre-approves all audit and non-audit services provided by Deloitte Touche Tohmatsu and other external auditors, and may not engage external auditors to perform any non-audit/assurance services that may impair the external auditor’s judgment or independence.

In accordance with Australian law, no new independent registered public accountant is being recommended to members for election, approval or ratification this year.

Representatives of Deloitte Touche Tohmatsu are expected to attend the Annual General Meeting to respond to appropriate questions, and will have the opportunity to make a statement if they so desire.

18. Compensation Plans

The Board has adopted, subject to stockholder approval, the grant of options over ordinary shares of pSivida under the ESOP for a period of three years ending November 27, 2010. The following is a summary of the proposed grant of options and the ESOP. For further information, shareholders may see the summary of the ESOP attached hereto as Annexure A.

Summary of the ESOP

The ESOP is intended to assist in the recruitment, reward, retention and motivation of eligible directors, executive officers and employees of the Company and its associated companies. All executive and non-executive directors of pSivida, of any company related to the body corporate of pSivida and of any company over which pSivida holds more than 20% of the voting power are potentially eligible persons under the ESOP, to the extent permitted by the listing rules of the ASX. Therefore, approximately four directors are eligible to participate in the ESOP. All executive officers and full-time and part-time employees of pSivida, of any company related to the body corporate of pSivida and of any company over which pSivida holds more than 20% of the voting power are also potentially eligible persons under the ESOP. Therefore, approximately thirty employees, including four executive officers, were eligible to participate in the ESOP as of September 28, 2007.

The ESOP is permitted to be managed and administered by the Board or a committee established by the Board for that purpose. Whether a potentially eligible person actually receives an award under the ESOP is left to the discretion of the Board. The Board makes awards under the ESOP only after consideration of the eligible person’s position with and services to the Company and its associated companies, the eligible person’s record of employment or service with the Company and its associated companies, the eligible person’s potential contribution to the Company and its associated companies and any other matters that tend to indicate the eligible person’s merit. The Board generally may not make an award under the ESOP if doing so would cause the aggregate of the following items to exceed 5% of the total issued ordinary shares:

•	the number of ordinary shares the subject of the option for which the Board proposes inviting on application, or which the Board proposes to grant;

•	the number of ordinary shares that would be issued if all options under the ESOP were exercised;

•

the number of ordinary shares that would be issued if all other offers or invitations or options to acquire unissued ordinary shares pursuant to the ESOP or to any other employee share scheme extended only to employees, executive officers and directors of the Company and of any of its associated companies were accepted or exercised;

•	the number of ordinary shares issued during the previous five years pursuant to the ESOP; and

•

the number of ordinary shares issued during the previous five years pursuant to any other employee share scheme extended only to employees, executive officers and directors of the Company and of any of its associated companies.

Each option issued under the ESOP is an invitation to subscribe for one fully paid ordinary share, subject to certain valuation adjustments described in Section 8 of the ESOP.

Options’ issued under the ESOP have exercise conditions (if any), vesting periods (if any), exercise periods and exercise prices set by the Board in its discretion on an individual award basis. However, options issued under the ESOP may not have exercise prices of less than either (i) the minimum price for options prescribed by the listing rules of ASX as they apply to pSivida or (ii) the “market price” for one ordinary share of the Company on the date on which the Board makes the invitation to apply for the option. “Market price” means the price determined by the Board to be the weighted average closing price of pSivida ordinary shares sold on ASX on the five trading days immediately preceding the date of invitation to apply for an option, or, if no pSivida ordinary shares were sold on ASX during those five trading days, then the amount determined by the Board to be equal to the closing price of pSivida ordinary shares sold on ASX on the last trading day on which ordinary shares were traded. Additionally, options issued under the ESOP may not require consideration that exceeds the lesser of one cent or 1% of the option’s exercise price.

The closing price of pSivida ordinary shares on September 28, 2007 was A$0.11 per share, as reported by ASX.

Because awards under the ESOP will be within the discretion of the Board, it is not possible to predict at this time to whom future awards will be granted under the ESOP, or the number of shares underlying any award.

The following table is provided as additional information on our equity compensation plan. The information is as of June 30, 2007 and does not take into account the share option grants of October 18, 2007. All of the information relates to options granted under the ESOP, which does not provide for a fixed maximum number of shares that can be granted thereunder. At our annual general meeting on November 30, 2001, shareholders approved first approved the ESOP. Shareholders re-approved the ESOP at the Company’s annual general meeting held on November 17, 2004.

Plan categories	Number of securities to be issued upon exercise of outstanding options	Weighted Average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in Column(a)
Equity compensation plans approved by security holders	18,673,504	A$0.91	(*)
Equity compensation plans not approved by security holders	—	—	—
Total	18,673,504	A$0.91	(*)

*	The limitations on issuance of options under the ESOP are described in this Item 18 and in Item 4.

Future Benefits

If Resolution 3 is approved, the number of options that will be received or allocated to the named executive officers, all current executive officers as a group, all current directors who are not executive officers as a group and all current employees who are not executive officers as a group is not determinable at this time.

U.S. Federal Tax Consequences of the Issuance and Exercise of Options

The following discussion summarizes certain U.S. federal income tax consequences of the issuance and receipt of options under the ESOP under U.S. law as in effect on the date of this Explanatory Memorandum. The summary does not purport to cover U.S. federal employment tax or other U.S. federal tax consequences that may be associated with the ESOP, nor does it cover state, local or non-U.S. taxes (including, without limitation, Australian tax consequences). This summary also does not purport to cover optionees that are not subject to U.S. federal income tax.

ISOs. In general, an optionee realizes no taxable income upon the grant or exercise of an option that qualifies as an incentive stock option (ISO) under Section 422 of the U.S. Internal Revenue Code of 1986, as amended (the Code). However, the exercise of an ISO may result in an alternative minimum tax liability to the optionee. With certain exceptions, a disposition of shares purchased under an ISO within two years from the date of grant or within one year after exercise produces ordinary income to the optionee (and a deduction to Company) equal to the value of the shares at the time of exercise less the exercise price. Any additional gain recognized in the disposition is treated as a capital gain for which Company is not entitled to a deduction. If the optionee does not dispose of the shares until after the expiration of these one- and two-year holding periods, any gain or loss recognized upon a subsequent sale is treated as a long-term capital gain or loss for which Company is not entitled to a deduction.

In general, an ISO that is exercised by the optionee more than three months after termination of employment is treated as a non-statutory option (NSO). ISOs are also treated as NSOs to the extent that they first become exercisable by an individual in any calendar year for shares having a fair market value (determined as of the date of grant) in excess of US$100,000.

NSOs. In general, in the case of a NSO, the optionee has no taxable income at the time of grant but realizes income in connection with exercise of the option in an amount equal to the excess (at the time of exercise) of the fair market value of the shares acquired upon exercise over the exercise price; a corresponding deduction is available to Company; and upon a subsequent sale or exchange of the shares, any recognized gain or loss after the date of exercise is treated as capital gain or loss for which Company is not entitled to a deduction.

Golden Parachute Rules. Under the so-called “golden parachute” provisions of the Code, the accelerated vesting of awards in connection with a change in control of the Company may be required to be valued and taken into account in determining whether participants have received compensatory payments, contingent on the change in control, in excess of certain limits. If these limits are exceeded, a substantial portion of amounts payable to the participant, including income recognized by reason of the grant, vesting or exercise of awards under the ESOP, may be subject to an additional 20% federal tax and may be nondeductible to Company.

Section 409A. Section 409A of the Code, which is generally effective as of January 1, 2005, makes important changes to the tax treatment of nonqualified deferred compensation plans. Awards that are subject to but fail to comply with Section 409A would be exposed to a penalty tax of 20% in addition to ordinary income tax, as well as to interest charges, and may result in an acceleration of the timing of income inclusion in respect of such awards for income tax purposes. Stock options granted under the ESOP are intended to be exempt from the rules of Section 409A of the Code and guidance issued thereunder and will be administered accordingly. However, neither the Company, nor any person affiliated with or acting on behalf of the Company, will be liable to any participant or to the estate or beneficiary of any participant by reason of any acceleration of income, or any additional tax or interest penalties, resulting from the failure of an award to satisfy the requirements of Section 409A of the Code or the conditions to an exemption from these provisions.

19. Authorization or Issuance of Securities Otherwise than for Exchange

The Board has authorized, subject to member approval, the issuance of 2,450,000 employee options for no consideration to the directors named below, or to their respective nominees, as follows:

Director	Number of Options
Dr. David Mazzo	750,000
Mr. Michael Rogers	750,000
Dr. Katherine Woodthorpe	200,000
Dr. Paul Ashton	750,000

These options, if granted, would vest and become exercisable in three equal portions on each of October 18, 2008, October 18, 2009 and October 18, 2010, these being the first, second and third anniversaries of the date on which the resolution recommending the option grant was passed. The options are exercisable at A$0.1375 share, this being 110% of the price on ASX of an ordinary share in the Company at the close of business on October 18, 2007, the date on which the resolution recommending the option grant was passed, until they expire on September 30, 2012. The options are otherwise on the terms and conditions of the ESOP.

As of September 28, 2007, the Company had outstanding 466,133,261 options exercisable for, and warrants convertible into, ordinary shares.

The Board has approved the option grant in part to compensate the directors for their past performance in fiscal year 2007, in particular with respect to the critical role these directors played in connection with the financial restructuring of the Company, and in part to assist the Company in retaining these directors and providing them with additional incentives to continue advancing pSivida’s interests.

20. Financial and Other Information

Please see the financial statements included in the Company’s Annual Report on Form 20-F for the financial year ended June 30, 2007, which financial statements are hereby incorporated by reference.

The financial statements incorporated by reference include:

•	Report of Independent Registered Public Accounting Firm

•	Consolidated Statements of Operations

•	Consolidated Balance Sheets

•	Consolidated Statements of Changes in Equity

•	Consolidated Statements of Cash Flows

•	Notes to the Consolidated Financial Statements

Copies of the Company’s Annual Report on Form 20-F for the financial year ended June 30, 2007, including the financial statements and the financial statement schedules relating to that Annual Report, will be provided free of charge to shareholders upon written request to pSivida Limited, Level 12, BGC Centre, 28 The Esplanade, Perth Western Australia 6000, Australia, Attn: Brian Leedman, Investor Relations.

21. Delivery of Documents to Security Holders Sharing an Address

Only one annual report and one proxy statement is delivered to two or more members who share an address, unless pSivida receives contrary instructions from one or more of the members at that shared address. Upon receipt of oral or written request for multiple separate copies of an annual report or proxy statement, pSivida will promptly deliver such multiple copies.

To request that multiple copies of the annual report or proxy statement be delivered, members may contact pSivida by mail at pSivida Limited, Level 12, BGC Centre, 28 The Esplanade, Perth Western Australia 6000, Australia, Attn: Brian Leedman, by telephone at +61 8 9226 5099 or by emailing brianl@psivida.com. Members may also contact pSivida if they have received multiple copes of the annual meeting materials and would prefer to receive a single copy in the future.

ANNEXURE A

SUMMARY OF THE TERMS OF THE PSIVIDA LIMITED EMPLOYEE SHARE OPTION PLAN

1	pSivida has established an Employee Share Option Plan (ESOP) to assist in the recruitment, reward, retention and motivation of eligible directors, executive officers and employees of the body corporate of pSivida, any company related to the body corporate of pSivida and any company over which pSivida holds more than 20% of the voting power (the “pSivida Group”).

2	The ESOP is permitted to be managed and administered by the Board or a committee established by the Board for that purpose.

3	In its discretion, the Board decides:

•

whether it is appropriate for an eligible person (being an executive or non-executive director, an executive officer or a full-time or part-time employee of the pSivida Group) to participate in the ESOP;

•	the number of options to be issued to eligible persons;

•	the vesting periods (if any) to apply to options issued pursuant to the ESOP;

•	the exercise conditions (if any) to apply to options issued pursuant to the ESOP; and

•	the exercise price for each option (subject to certain restrictions contained in the ESOP).

4	In so deciding, the Board must consider:

•	the eligible person’s position within the pSivida Group and the services provided to the pSivida Group by the eligible person;

•	the eligible person’s record of employment or service with the pSivida Group;

•	the eligible person’s potential contribution to the pSivida Group; and

•	any other matters which tend to indicate the eligible person’s merit.

5	The Board has the discretion to determine the issue price, the exercise price, the vesting period, the expiry date and the exercise conditions applicable to all options issued under the ESOP.

6	The issue price for all options issued under the ESOP must not exceed the lesser of 1 cent or 1% of the exercise price of the relevant options.

7	Although the Board has the discretion to determine the exercise price for each option issued under the ESOP, that price must not be less than any minimum price prescribed by the Listing Rules as they apply to the Company or the market price of a share on the date on which the Board decides to offer an option.

8	In basic terms, the total number of shares the subject of options issued under the ESOP immediately following an issue of options under the ESOP must not exceed 5% of the then issued share capital of the Company on a fully diluted basis. This “share limit” does not include options granted to any person to whom the Company would not be required to provide a disclosure document in relation to the issue of securities because of the operation of section 708 of the Corporations Act 2001 (Cth).

9	Options issued under the ESOP will generally lapse on the 31st business day following any termination of employment that occurs after the vesting period and prior to exercise.

10	Holders of options issued under the ESOP do not participate in any rights issue by the Company. However, holders of options issued under the ESOP will be given not less than 9 business days’ notice of the record date for the issue to allow them to exercise their options prior to that date.

11	Holders of options issued under the ESOP can participate in bonus issues by the Company.

12	Options issued under the ESOP will be reorganised in accordance with the ESOP if the Company undertakes a capital reconstruction.

13	The ESOP will continue in operation until the Board decides to terminate it.

A-1

Rules of the

pSivida Limited

Employee Share Option Plan

ii.

RULES OF THE PSIVIDA LIMITED EMPLOYEE SHARE OPTION PLAN

1.	OBJECT

1.1	Object of Plan

The pSivida Limited Employee Share Option Plan is to assist in the recruitment, reward, retention and motivation of employees and Officers of the Group.

1.2	Outline of Plan

Under this Plan, the Board or Committee may issue to Eligible Persons Options to acquire Shares for an Exercise Price and on conditions fixed by the Board or Committee on grant of the Options.

2.	ELIGIBILITY

2.1	Determination of eligibility

The Committee may from time to time in its absolute discretion decide:

(a)	whether it is appropriate for an Eligible Person to participate in the Plan;

(b)	(whether or not the Eligible Person is already a Holder) the number of Options the Eligible Person is to be invited to apply for at any time;

(c)	the Exercise Conditions (if any), Vesting Period (if any) and Exercise Period to apply to the Options the Eligible Person is to be invited to apply for; and

(d)	the Exercise Price for each Option, but the Exercise Price must not be less than either:

(i)	the Minimum Price; or

(ii)	the Market Price of 1 Share at the date the Committee decides to invite the Eligible Person to apply for the Option.

2.2	Relevant considerations

In deciding the matters in clause 2.1, the Committee must consider:

(a)	the Eligible Person’s position with the Group and the services provided to the Group by the Eligible Person;

(b)	the Eligible Person’s record of employment or service with the Group;

(c)	the Eligible Person’s potential contribution to the growth of the Group; and

(d)	any other matters which tend to indicate the Eligible Person’s merit.

3.	INVITATIONS

3.1	Invitations

The Committee may from time to time invite an Eligible Person to apply for Options.

3.2	Directors

The Committee may only invite a Director, or an associate of a Director (within the meaning given by Part 1.2 Division 2 of the Corporations Act 2001), to apply for an Option as permitted by the Listing Rules.

3.3	Content of invitation

The Committee must specify in the invitation:

(a)	the Participant;

(b)	the number of Options the Participant is invited to apply for;

(c)	the amount (if any), not exceeding for each Option the lesser of 1 cent or 1% of the Exercise Price, payable by the Participant (or his Permitted Nominee) as consideration for the Options and the payment terms including any circumstances in which the Company must refund some or all of that amount);

(d)	for each Option, the Exercise Price, Vesting Period, Option Period and any Exercise Conditions;

(e)	the closing date for applying for each Option;

(f)	how the Participant is to apply for the Option; and

(g)	how the Company will during the Option Period, within a reasonable time after a request by the Holder, inform the Holder of the current market price of Shares.

3.4	Accompanying documents

The Committee must include with the invitation described in clause 3.3:

(a)	a copy, or a summary, of these Rules; and

(b)	an Acceptance Form.

3.5	Copy of Rules

If the invitation is not accompanied by a copy, or a summary, of these Rules, the Company must undertake in the invitation that during the Option Period, within a reasonable period of the Holder so requesting, the Company will provide the Holder without charge with a copy, or a summary, of these Rules.

2.

3.6	Price Information

The Company must undertake in the invitation that during the Option Period, within a reasonable period of the Holder so requesting, the Company will make available to the Holder the current market price of Shares.

3.7	Share Limit

The Committee must not invite an application for an Option or grant an Option if that would exceed the Share Limit. The Share Limit is exceeded if (disregarding any Share or option for a Share offered or issued to a person situated at the time of receipt of the offer or invitation outside Australia or by way of an offer or invitation which does not need disclosure because of section 708 of the Corporations Act 2001) the aggregate of the following exceeds 5% of the total number of issued Shares:

(a)	the number of Shares the subject of the Option for which the Committee proposes inviting on application, or which the Committee proposes to grant;

(b)	the number of Shares which would be issued if all Options were exercised;

(c)	the number of Shares which would be issued if all other offers or invitations or options to acquire unissued Shares pursuant to this Plan or any other employee share scheme (as defined in the Corporations Act 2001) extended only to employees (including directors) of the Company and of any Associated Company were accepted or exercised;

(d)	the number of Shares issued during the previous 5 years pursuant to this Plan; and

(e)	the number of Shares issued during the previous 5 years pursuant to any other employee share scheme (as defined in the Corporations Act 2001) extended only to employees (including directors) of the Company and of any Associated Company.

4.	RENUNCIATION OF INVITATIONS IN FAVOUR OF NOMINEE

Upon receipt of an invitation to apply for Options, a Participant may by notice in writing to the Committee nominate a nominee in whose favour the Participant wishes to renounce the invitation. The Committee may, in its absolute discretion, resolve not to allow such renunciation of the invitation in favour of a nominee without giving any reason for such decision. If the Committee resolves to allow such renunciation of the invitation in favour of a nominee (“Permitted Nominee”) then the Permitted Nominee will be issued Options subject to these Rules and the Participant must, without limiting any provision in these Rules, ensure that the Permitted Nominee complies with these Rules.

5.	APPLICATIONS

5.1	Application

A Participant or his Permitted Nominee applying for an Option under an invitation made under clause 3 must on or before the closing date stated in the invitation (or any later date the Company allows for that application only, or for some or all applications):

(a)	do what is specified in the invitation to apply for the Option; and

3.

(b)	execute the Acceptance Form, or arrange for the execution of the Acceptance Form on its behalf, and deliver it to the Committee.

5.2	Rules

By accepting the invitation to apply for the Option, the Participant or, if applicable, his Permitted Nominee, agrees to be bound by this Plan.

5.3	Grant and Certificate

Upon receipt of a duly completed Acceptance Form, the Company must:

(a)	grant the Option to the Participant or his Permitted Nominee; and

(b)	issue the Holder an Option Certificate for the Option.

6.	TRANSFER

6.1	No transfer

Each Option is personal to the Holder and is not transferable, transmissible, assignable or chargeable, except in accordance with clause 6.2 or clause 6.3, or with the prior written consent of the Committee.

6.2	Death or mental incapacity

With the written approval of the Committee which it may give or withhold in its absolute discretion, an Option may (but only at a time permitted by the approval and in accordance with any conditions specified in the approval) be exercised by the legal personal representatives of a Holder who dies before the end of the Option Period or whose estate becomes liable before the end of the Option Period to be dealt with under the laws relating to mental health.

6.3	Termination of Employment

If the Participant ceases to be an Eligible Person at any time after the Vesting Period and before the end of the Option Period, the Committee may in its absolute discretion (on any conditions which it thinks fit) decide that the Option held by that Participant (or, where applicable, his Permitted Nominee) does not lapse under clause 7.7(d) but lapses instead at the time and on the conditions it specifies by notice to the Holder. In making a decision under this clause, the Committee may consider any relevant matter (for example, whether the Participant ceased to be an Eligible Person by reason of retirement, ill-health, accident or redundancy).

6.4	No additional rights

The Plan does not give any person any additional rights to compensation or damages as a result of the termination of employment or appointment.

4.

7.	EXERCISE

7.1	Exercise

The Holder may exercise an Option only:

(a)	during an Exercise Period;

(b)	by doing during that Exercise Period everything required by clause 7.3; and

(c)	by at the same time either:

(i)	exercising all the Options which the Holder is then entitled to exercise; or

(ii)	exercising a number of Options such that the Company will issue a minimum number of Shares that the Committee has determined, or a multiple of that number.

7.2	Other Options

The exercise of an Option does not prevent the exercise of any other Option.

7.3	Notice

To exercise an Option, the Holder must give to the Company a notice specifying that it exercises the Option accompanied by:

(a)	the Option Certificate; and

(b)	payment of the full amount of the Exercise Price by cheque made out in favour of the Company.

7.4	Payment

Exercise of an Option is only effective when the Company receives full value for the full amount of the Exercise Price in cleared funds.

7.5	Issue

Not more than 10 Business Days after the exercise of an Option becomes effective, the Company must issue to the Holder the Share the subject of the Option.

7.6	Share issued upon exercise of Option

The Share issued on exercise of an Option:

(a)	is subject to the constitution of the Company; and

(b)	ranks equally in every way (including for dividends for which entitlement is determined after the issue) with those then issued fully paid Shares whose holders are entitled to participate in full in any dividend.

5.

7.7	Lapse

Each Option lapses:

(a)	on exercise of the Option under clause 7.3;

(b)	if the Option has not been exercised at the end of the Option Period;

(c)	subject to clause 6.2, if the Participant ceases to be an Eligible Person during the Vesting Period;

(d)	subject to clauses 6.2 and 6.3, if the Participant ceases to be an Eligible Person after the Vesting Period and the Participant or, if appropriate, his Permitted Nominee, does not exercise the Option within 30 Business Days after that happens;

(e)	if the Committee becomes aware of circumstances which, in the reasonable opinion of the Committee indicate that the Participant has acted fraudulently, dishonestly or in a manner which is in breach of his or her obligations to the Company or any Associated Company and the Committee (in its absolute discretion) determines that the Option held by the Participant or, where appropriate, his Permitted Nominee lapses; or

(f)	if the Company commences to be wound up.

7.8	Balance certificate

If the Holder exercises less than all of the Options in an Option Certificate, the Committee must issue to the Holder an Option Certificate for the remaining Options.

7.9	Listing on ASX

When the Option is exercised, the Company must apply to ASX (and any other stock exchange on which the Shares are quoted) for, and will use its best endeavours to obtain, quotation for the Share to be issued to the Holder on exercise of the Option.

8.	ADJUSTMENTS

8.1	Rights/entitlements issues

If after the Vesting Period but during the Option Period of an Option, the Company makes a pro rata offer or invitation to holders of Shares or other securities of the Company or any other entity, the Company must give the Holder notice not less than 9 Business Days before the Record Date to determine entitlements to receive that offer or invitation to enable the Holder to exercise the Option and receive that offer or invitation in respect of the Share issued on exercise of the Option.

8.2	New issues

If after the Vesting Period and before the end of the Option Period the Company gives holders of Shares the right (pro rata with existing shareholdings) to subscribe for additional securities and the Option is not exercised in time to enable the Holder to obtain the Share issued on exercise of the Option with the right to subscribe for additional securities, the Exercise Price of an Option after the issue of those securities is adjusted in accordance with the formula set out in schedule 2.

6.

8.3	Pro rata bonus issues

If during the Option Period the Company makes a pro rata bonus issue to holders of Shares and an Option is not exercised before the Record Date to determine entitlements to that bonus issue, the number of securities to be issued on exercise of the Option is the number of Shares before that bonus issue plus the number of securities which would have been issued to the Holder if the Option had been exercised before that Record Date.

8.4	Sub-division or consolidation

If during the Option Period the Company subdivides or consolidates its Shares, the Options must be subdivided or consolidated (as the case may be) in the same ratio as the Shares and the Exercise Price must be amended in inverse proportion to that ratio.

8.5	Return of capital

If during the Option Period the Company makes a return of capital, the number of Options remains the same, and the Exercise Price of each Option is reduced by the same amount as the amount returned in relation to each Share.

8.6	Cancellation of capital that is lost

If during the Option Period the Company makes a cancellation of any paid up share capital that is lost or not represented by available assets, the number of Options and the Exercise Price of each Option is unaltered.

8.7	Pro rata cancellation of capital

If during the Option Period the Company reduces its issued share capital on a pro rata basis, the number of Options must be reduced in the same ratio as the Shares and the Exercise Price of each Option must be amended in inverse proportion to that ratio.

8.8	General reorganisation

If during the Option Period the Company reorganises its issued share capital in any way not contemplated by this clause 7, the number of Options or the Exercise Price, or both, must be reorganised so that the Holder will not receive a benefit that holders of Shares do not receive.

8.9	Cumulative adjustments

Each adjustment under clauses 8.1 to 8.8 must be made for every unexercised Option every time the relevant clause applies during the Option Period.

8.10	Rounding

Until an Option is to be exercised, all calculations adjusting the number of Shares or the Exercise Price must be carried out to include all fractions, but on exercise the number of Shares issued is rounded down to the next lower whole number and the Exercise Price rounded up to the next higher cent.

7.

8.11	Notice of adjustment

The Company must give notice to Holders of any adjustment to the number, description or items of security which are to be issued on exercise of an Option or to the Exercise Price, and must do so in accordance with any applicable Listing Rules. This notice may be in the form of a revised Option Certificate.

8.12	Listing Rules

An adjustment must not be made under this clause 8 unless it is consistent with the Listing Rules. The Company may amend the terms of any Option, or the rights of any Holder under this Plan, to comply with the Listing Rules applying at the time to any reorganisation of capital of the Company.

9.	AMENDMENT OF THE PLAN

9.1	Consistency with Trading Rules

If the Company is either (or both) admitted to the Official List of the ASX or a member of CHESS, the following provisions apply (unless the ASX or the SCH waives the relevant Trading Rule in writing).

(a)	Despite anything contained in this Plan, if the Trading Rules prohibit an act being done, the act must not be done.

(b)	Nothing in this Plan prevents an act being done that the Trading Rules require to be done.

(c)	If the Trading Rules require an act to be done or not to be done, authority is given for that act to be done or not to be done (as the case may be).

(d)	If the Trading Rules require this Plan or the terms of the issue of the Options to contain a provision and they do not contain such a provision, this Plan or the terms of issue of the Options (as the case may be) are taken to contain that provision.

(e)	If the Trading Rules require this Plan or the terms of the issue of the Options not to contain a provision and they contain such a provision, this Plan or the terms of issue of the Options (as the case may be)are taken not to contain that provision.

(f)	If any provision of this Plan or the terms of the issue of the Options are or become inconsistent with the Trading Rules, this Plan or the terms of issue of the Options (as the case may be) are taken not to contain that provision to the extent of the inconsistency.

9.2	By the Committee

Subject to clause 9.4, the Committee may by resolution:

(a)	amend this Plan or all or any of the rights or obligations of the Participants or Holders; and

8.

(b)	formulate (and subsequently amend) special terms and conditions, in addition to those set out in this Plan, to apply to Participants or Holders who are employed in, resident in, or citizens of, a particular jurisdiction.

9.3	Hardship

The Committee may, if it reasonably forms the opinion that the operation of any term of an Option or of this Plan is or may be unfair, harsh or unconscionable for any Participant or Holder in the circumstances relating to that Participant or Holder, alter, amend or vary that term or its operation by notice in writing to the affected Participant or Holder.

9.4	Listing Rules

The Committee must comply with any restrictions or procedural requirements under the Listing Rules for amending an employee incentive scheme or for amending the terms of issued options, unless those restrictions or requirements are expressly or impliedly relaxed or waived by the ASX or any of its delegates generally, or in a particular case or class of cases.

10.	ADMINISTRATION

10.1	Board

The Board may manage and administer the Plan for the Company and has all powers necessary to do so.

10.2	Committee

The Board may delegate management and administration of the Plan to a committee of the Board formed under the constitution of the Company. The Board may direct the Committee how to exercise any of its discretions under these Rules or the Plan and the Committee must comply with any direction of the Board.

10.3	Disputes

Any dispute or difference of any nature arising in relation to the Plan must be referred to the Committee. The Committee’s decision on that dispute or difference is final and binding on the Company, the Participants and the Holders in all respects.

11.	DURATION

11.1	Discretionary

The Plan continues in operation until the Committee decides to end it.

11.2	Suspension

The Committee may suspend the operation of the Plan for a fixed period or indefinitely, and may end any suspension.

9.

11.3	No prejudice

If the Plan ends or is suspended for any reason, that does not prejudice the accrued rights of Holders or Eligible Persons (or their Permitted Nominees).

12.	NOTICES AND CORRESPONDENCE

12.1	To the Company

Any notice given by or correspondence from a Holder or Participant to the Company or the Committee in connection with the Plan is only effective if it is in writing, signed and given at or sent to the principal place of business of the Company, or any other address of which the Company gives notice.

12.2	To a Holder or Participant

Any notice given by or correspondence from the Company or the Committee to a Holder or Participant in connection with the Plan must be in writing and must be given or made by a person authorised by the Committee on behalf of the Company or the Committee to the place of employment of the Holder or Participant or to the last address of that person given to the Company.

13.	GENERAL

13.1	Governing law

(a)	This Plan is governed by the law in force in Western Australia.

(b)	The Company and each Holder and Participant submit to the non-exclusive jurisdiction of the courts exercising jurisdiction in Western Australia and any court that may hear appeals from any of those courts, for any proceedings in connection with this Plan, and waive any right they might have to claim that those courts are an inconvenient forum.

13.2	No interest in Shares

A Holder has no interest in a Share the subject of an Option unless and until that Share is issued to the Holder on exercise of the Option.

14.	INTERPRETATION

14.1	Rules for interpreting this document

Headings are for convenience only, and do not affect interpretation. The following rules also apply in interpreting this document, except where the context makes it clear that a rule is not intended to apply.

(a)	A reference to:

(i)	legislation (including subordinate legislation) is to that legislation as amended, re-enacted or replaced, and includes any subordinate legislation issued under it;

10.

(ii)	a document or agreement, or a provision of a document or agreement, is to that document, agreement or provision as amended, supplemented, replaced or novated;

(iii)	a party to this document or to any other document or agreement includes a permitted substitute or a permitted assign of that party;

(iv)	a person includes any type of entity or body of persons, whether or not it is incorporated or has a separate legal identity, and any executor, administrator or successor in law of the person; and

(v)	anything (including a right, obligation or concept) includes each part of it.

(b)	A singular word includes the plural, and vice versa.

(c)	A word which suggests one gender includes the other genders.

(d)	If a word is defined, another part of speech has a corresponding meaning.

(e)	If an example is given of anything (including a right, obligation or concept), such as by saying it includes something else, the example does not limit the scope of that thing.

(f)	A reference to “dollars” or “$” is to Australian currency.

(g)	The words “subsidiary”, “holding company” and “related body corporate” have the same meanings as in the Corporations Act 2001.

14.2	Business Days

If the day on or by which a person must do something under this document is not a Business Day:

(a)	if the act involves a payment that is due on demand, the person must do it on or by the next Business Day; and

(b)	in any other case, the person must do it on or by the previous Business Day.

15.	DEFINITIONS

In these Rules, the following definitions apply.

“Acceptance Form” means the form for the acceptance of an invitation to apply for Options as set out in schedule 1 or in such other form as approved by the Committee from time to time.

“Associated Company” means:

(a)	any company that is a related body corporate of the Company; or

(b)	any company in which the Company has 20% or more of the Voting Power.

“ASX” means Australian Stock Exchange Limited.

11.

“Bid Period” has the same meaning as in section 9 of the Corporations Act 2001.

“Board” means the board of Directors of the Company.

“Business Day” means a “business day” under the Listing Rules.

“Change in Control” means:

(a)	a person’s Voting Power in the Company increases from less than 30% to 30% or more; or

(b)	a person’s Voting Power in the Company decreases from 30% or more to less than 30%; or

(c)	the Board resolving that it considers that a person who previously had not been in a position to do so, is in the position, directly or indirectly, and either alone or with associates, to remove one-half or more of the Directors.

“Change in Control Period” means, in relation to a Change in Control, the 20 Business Days after the day on which the Change in Control occurred.

“CHESS” means the Clearing House Electronic Subregister System operated by ASX Settlement and Transfer Corporation Pty Limited.

“Committee” means the Board or, if the Board delegates to a committee under clause 10.2, that committee.

“Company” means pSivida Limited ABN 78 009 232 026.

“Director” means a director of the Company.

“Eligible Person” means any:

(a)	Officer; or

(b)	person employed (full time or part time) by the Company or by Associated Company.

“Exercise Condition” means, for an Option, a condition which must be met before the Option can be exercised.

“Exercise Period” means, for an Option, each of:

(a)	each day after the Vesting Period and before the end of the Option Period;

(b)	each Bid Period during the Option Period regardless of whether the Exercise Conditions (if any) applicable to that Option have been satisfied or not at the commencement of each Bid Period; and

(c)	each Change in Control Period during the Option Period.

“Exercise Price” means the subscription price on exercise of an Option fixed for that Option under clause 3 (as adjusted under clause 8).

12.

“Group” means the Company and all Associated Companies.

“Holder” means, in relation to an Option, the person (whether a Participant or a Permitted Nominee) registered as the holder of the Option in the Company’s register of option holders.

“Listing Rules” means the listing rules of ASX as they apply to the Company from time to time.

“Market Price” of a Share, at a particular date, means the price determined by the Committee to be the weighted average closing price of Shares sold on ASX on the 5 trading days immediately preceding that date (but if no Shares were sold on ASX during that 5 day period the Market Price of a Share is to be the amount determined by the Committee to be equal to the closing price of Shares sold on ASX on the last trading day on which Shares were traded).

“Minimum Price” means the amount prescribed by the Listing Rules as the minimum price for options (if any).

“Officer” means any director (including a non-executive director) or company secretary of the Company or of an Associated Company.

“Option” means an option to subscribe under this Plan for 1 fully paid Share (as adjusted under clause 8).

“Option Certificate” means the certificate issued by the Company to a Holder for an Option, such certificate to be substantially in the form set out in schedule 3, or in such other form as the Board may decide from time to time.

“Option Period” means, for an Option, the period starting on the date on which the Company grants the Option and ending on the date specified in the invitation to apply for that Option.

“Participant” means any Eligible Person who the Committee has decided to invite to apply for Options under the Plan.

“Permitted Nominees” is defined in clause 4.

“Plan” means these Rules and the pSivida Limited Employee Share Option Plan established in accordance with this document.

“Record Date” has the meaning given by the Listing Rules.

“Rules” means the rules of the pSivida Limited Employee Share Option Plan established in accordance with this document.

“SCH” means the body corporate acting as the securities clearing house under the Corporations Act 2001.

“Share” means an ordinary share in the Company.

13.

“Trading Rules” means the Listing Rules, any other rules of the ASX applying to the Company while it is admitted to the official list of the ASX, and the SCH business rules as amended or replaced from time to time.

“Vesting Period” means, for an Option, the period of 1 year after the date of grant or another period fixed by the Committee (for all Options or for particular Options).

“Voting Power” has the same meaning as in section 610 of the Corporations Act 2001.

14.

SCHEDULE 1

To:	pSivida Limited

Level 25

QV1 Building

250 St George’s Terrace

PERTH WA 6000

Attention: The Company Secretary

1.	ACCEPTANCE*

I,		of		, accept
	Name		Address

the Company’s Offer to me dated		to apply for
Date of Offer

pursuant to the pSivida Limited Employee Share Option Plan
Name of Options

[and enclose a cheque in the amount of $		in full payment of the issue
Amount
price for those Options].

2.	RENUNCIATION IN FAVOUR OF PERMITTE NOMINEE*

I,		of		, wish to renounce the
	Name		Address

Company’s Offer to me dated		to apply for
	Date of Offer		Number of Options
Options pursuant to the pSivida Limited Employee Share Option Plan in favour of my

nominee,		of		. [My Nominee
	Name of Nominee		Address of Nominee

encloses a cheque in the amount of $		in full payment of the issue price
Amount

for those Options].

I agree to procure that my Nominee will comply with the rules of the pSivida Limited Employee Share Option Plan.

Date:

Signature of Offeree

Name of Offeree

*	Complete whichever section is applicable

15.

SCHEDULE 2

01 = 0 - E [P - (S + D)]

      N + 1

where:

0[1] =	The new Exercise Price of the Option.

0 =	The old Exercise Price of the Option.

E =	The number of Shares into which an Option is exercisable.

P =	The average closing price (excluding special crossings, overnight sales and exchange traded option exercises) on the Stock Exchange Automated Trading System provided for the trading of securities on ASX of Shares (weighted by reference to volume) during the 5 trading days before the ex rights date or ex entitlements date.

S =	The subscription price for one security under the renounceable rights or entitlements issue.

D =	The dividend due but not yet paid on existing Shares (except those to be issued under the renounceable rights issue or entitlements issue).

N =	Number of Shares with rights or entitlements required to be held to receive a right to one new security.

However, if 01 under this formula is less than the Minimum Price, the new Exercise Price of the Option is to be equal to the Minimum Price.

16.

SCHEDULE 3

pSivida Limited

ABN: 78 009 232 026

(registered in Western Australia)

OPTION CERTIFICATE

[NAME OF OPTIONHOLDER) including ABN if a company]	Register	Certificate Number

[address of optionholder]

	Option Numbers	Issue Date

is the registered holder of:

[number of options]

options over unissued shares in pSivida Limited issued on the terms contained in the Rules of the pSivida Limited Employee Share Option Plan dated [            ].

NOTE: This certificate must be surrendered on the exercise of any of the options.

EXECUTED by PSIVIDA LIMITED:

Signature of director	Signature of director / secretary

Name of director	Name of director / secretary

17.

EXERCISE NOTICE

FOR OPTIONS OVER UNISSUED SHARES IN PSIVIDA LIMITED

[Name of Option Holder including ABN if a Company], of

(ADDRESS)

hereby gives notice to pSivida Limited that it exercises

(NUMBER OF OPTIONS – must be the entire holding or a multiple of 1 000 options)

options over unissued shares in pSivida Limited, from the registered holding set out on the front side of this certificate.

DATED:

SIGNED:

Name

A. For use by companies having a common seal

THE COMMON SEAL of the fixing of which was witnessed by:

Signature of director/secretary*	Signature of director/sole director*

Name	Name

B. For use by companies not having a common seal

EXECUTED by :

Signature of director/secretary*	Signature of director/sole director*

Name	Name

*	Delete whichever is not applicable

18.

PSIVIDA LIMITED

ABN 78 009 232 026

PROXY FORM

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Name and address of member or joint members

Appointment of proxy

I/We, being a member/s of pSivida Limited and entitled to attend and vote, appoint
Name of proxy (please print)

Or failing that person or, if no person is named, the Chairman of the meeting to attend, act generally and vote as directed below, or, if no directions are given, as the proxy or the Chairman sees fit, at the Annual General Meeting of the Company to be held on Tuesday, November 27, 2007 at 11:30am (Australian Eastern Daylight Time) and at any adjournment.

Appointing a second proxy

If appointing a second proxy, state the percentage of your voting rights applicable to the proxy appointed by this form.	%

Voting directions to your proxy - please mark x to indicate your directions

Business

Ordinary Resolutions	For	Against	Abstain*

1 Re-election of Dr. David Mazzo as a Director of the Company.	o	o	o

2 Re-election of Dr. Katherine Woodthorpe as a Director of the Company.	o	o	o

3 Approval of the grant of options (and the issue of shares on exercise of those options) under the pSivida Limited Employee Share Option Plan for a period of 3 years.	o	o	o

4 Approval of the issuance of a total of 2,450,000 share options for no consideration to directors (and the issue to such directors of shares on exercise of such options).	o	o	o

5 Adoption of the Remuneration Report.	o	o	o

*	If you mark the Abstain box for a particular item of business, you are directing your proxy not to vote on that item on a show of hands or on a poll and your shares will not be counted in computing the required majority on a poll.

If you appoint the Chairman of the meeting as your proxy, and you do not direct him how to vote on any of the items, the Chairman will vote in favour of the relevant item.

If you appoint the Chairman of the meeting as your proxy and you do not wish to direct the Chairman how to vote in relation to any item, please mark x in this box. o

By marking this box, you acknowledge that the Chairman may vote as your proxy even if he has an interest in the outcome of the relevant item and votes cast by him other than as a proxy will be disregarded because of that interest.

If you do not direct the Chairman how to vote and do not place a mark in this box any votes cast by the Chairman as your proxy in relation to the relevant item will, where any voting exclusion applies to the resolution, be disregarded.

Signatures of individual member, joint individual member, attorney or company member

Member, Attorney or Joint Member

Sole director and sole company secretary	Director	Director/Company secretary (delete one)

/ /
Contact name	Contact daytime telephone	Date

Instructions for completion of Proxy Form

Your name and address

This is your name and address as it appears on the register of members of the Company. If this information is incorrect, please make the correction on the Proxy Form. Members sponsored by a broker should advise their broker of any changes. Please note that you cannot change ownership of your shares using this Proxy Form.

Appointment of proxy

If you are entitled to vote at the meeting, you have a right to appoint a proxy and should use this Proxy Form. The proxy need not be a member of the Company and can be an individual or body corporate.

A body corporate appointed as a member’s proxy may appoint a representative to exercise any of the powers that the body may exercise as a proxy at the meeting. The representative should bring to the meeting evidence of his or her appointment, including any authority under which the appointment is signed, unless it has been previously given to the Company.

If you wish to appoint someone other than the Chairman of the meeting as your proxy, please write the name of that person in the appropriate box. Members cannot appoint themselves. If you leave the box blank, or your named proxy does not attend the meeting, the Chairman of the meeting will be your proxy and vote on your behalf.

Your proxy’s authority to speak and vote for you at the meeting is suspended if you are present at the meeting.

Voting directions to your proxy

You may direct your proxy how to vote by marking x in 1 of the 3 boxes opposite each item of business. All your votes will be cast in accordance with your direction, unless you indicate only a portion of votes are to be cast on any item by inserting the percentage of your voting rights applicable to the proxy appointed by this Proxy Form in the appropriate box.

If you do not mark any of the boxes relating to the items of business, your proxy will vote as he or she chooses. If you mark more than 1 box relating to the same item of business any vote by your proxy on that item will be invalid.

Appointing a second proxy

If you are entitled to cast 2 or more votes you may appoint 2 proxies and may specify the proportion or number of votes each proxy is appointed to exercise. If you wish to appoint a second proxy, an additional Proxy Form may be obtained by telephoning the Company’s share registry, Computershare Investor Services Pty Limited (Computershare +61 8 9323 2000), or the Company or you may copy this form. Both Proxy Forms should be lodged together.

If you appoint 2 proxies and the appointment does not specify the proportion or number of your votes each proxy may exercise, each proxy may exercise half of the votes (ignoring fractions).

If you appoint 2 proxies, neither proxy will have a right to vote on a show of hands.

If you appoint another member as your proxy, that person will have only 1 vote on a show of hands and does not have to vote on a show of hands in accordance with any direction by you.

Signing instructions

This Proxy Form must be signed and dated by the member or the member’s attorney. Any joint member may sign.

If this form is signed by an attorney and you have not previously lodged the power of attorney with Computershare or the Company for notation, please attach a certified copy of the power of attorney to this form when you return it.

If the member is a company that has a sole director or a sole director who is also the sole company secretary, this form must be signed by that person. Otherwise, this form must be signed by 2 directors or 1 director and a company secretary. Please indicate the office held by signing in the appropriate place.

Lodgement of Proxy Form

Proxy Forms and the original or a certified copy of the power of attorney (if the Proxy Form is signed by an attorney) must be received not later than 48 hours before the time of the meeting (ie. before 11:30am (Australian Eastern Daylight Time) on Sunday, November 25, 2007, and may be lodged:

by post, delivery or fax to the Company:

Company Secretary

pSivida Limited

Level 12, BGC Centre

28 The Esplanade

Perth Western Australia 6000

Australia

Fax: +61 8 9226 5499

Documents received after 11:30am (Australian Eastern Daylight Time) on Sunday, November 25, 2007 will not be valid for the purposes of the meeting.

Privacy

Chapter 2C of the Corporations Act 2001 (Cth) requires information about you (including your name, address and details of the shares you hold) to be included in the Company’s public register of members. This information must continue to be included in the public register if you cease to hold shares. These statutory obligations are not altered by the Privacy Amendment (Private Sector) Act 2000 (Cth). Information is collected to administer your shareholding which may not be possible if some or all of the information is not collected. Your information is collected by Computershare on behalf of the Company.